As filed with the Securities and Exchange Commission on February 4, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCFIRST CORPORATION	BFC CAPITAL TRUST II
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its trust agreement)

Oklahoma	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

6022	6719
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

73-1221379	20-6115619
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

101 North Broadway

Oklahoma City, Oklahoma 73102

(405) 270-1086

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

David E. Rainbolt

President and Chief Executive Officer

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

(405) 270-1086

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Jeanette C. Timmons, Esq. Day, Edwards, Propester & Christensen, P.C. 210 Park Ave., Suite 2900 Oklahoma City, OK 73102 (405) 239-2121	David E. Morrison, Esq. William P. Bowers, Esq. Fulbright & Jaworski L.L.P. 2200 Ross Avenue, Suite 2800 Dallas, TX 75201 (214) 855-8000	Steven R. Finley, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, NY 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

% Cumulative Trust Preferred Securities of BFC Capital Trust II	$26,000,000	100%	$26,000,000	$3,295.00

% Junior Subordinated Deferrable Interest Debentures of BancFirst Corporation (3)	—	—	—	—

BancFirst Corporation guarantee with respect to the % Cumulative Trust Preferred Securities (4)	—	—	—	—

Total	$26,000,000(5)	100%	$26,000,000	$3,295.00

(1)	Includes $1,000,000 of preferred securities that may be sold by BFC Capital Trust II to cover over-allotments.
(2)	Estimated solely for the purpose of computing the registration fee.
(3)	The Junior Subordinated Deferrable Interest Debentures will be purchased by BFC Capital Trust II with the proceeds from the sale of the % Cumulative Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the % Cumulative Trust Preferred Securities of BFC Capital Trust II upon its dissolution and the distribution of its assets.
(4)	No separate consideration will be received for the BancFirst Corporation guarantee.
(5)	This registration statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of BancFirst Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of BancFirst Corporation under the indenture, the rights of holders of % Cumulative Trust Preferred Securities of BFC Capital Trust II under the trust agreement, the rights of holders of the % Cumulative Trust Preferred Securities under the guarantee agreement and the expense agreement entered into by BancFirst Corporation and certain backup undertakings as described herein, which taken together, fully, irrevocably and unconditionally guarantee all of the obligations of BFC Capital Trust II under the % Cumulative Trust Preferred Securities.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until our registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

(Subject to Completion dated February 4, 2004)

$25,000,000

BFC CAPITAL TRUST II

% Cumulative Trust Preferred Securities

fully and unconditionally guaranteed by

BANCFIRST CORPORATION

BFC Capital Trust II is offering preferred securities that BancFirst Corporation will fully and unconditionally guarantee, based on its combined obligations under a guarantee agreement, a trust agreement, an expense agreement and a junior subordinated indenture and the debentures issued under the junior subordinated indenture.

The preferred securities represent interests in the assets of the trust. For each preferred security that you own, you will be entitled to receive cumulative cash distributions at an annual interest rate of [    ]% on the liquidation amount of $25 per preferred security, payable quarterly with interest accruing from [    ], 2004.

We may defer payment of distributions at any time for periods of up to five years. The preferred securities mature on [    ], 2034. The trust may redeem the preferred securities at any time on or after [    ], 2009, or earlier if a change in the regulatory treatment of the trust and/or the preferred securities occurs, or becomes likely to occur. The trust will redeem the preferred securities on                     , 2034, and may redeem them earlier, subject to prior approval by the Board of Governors of the Federal Reserve System, if then required by the capital rules of the Federal Reserve Board.

The preferred securities are expected to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, under the trading symbol “BANFP.” We expect trading in the preferred securities to begin within 30 days after the original issue date.

Investing in the preferred securities involves risks. See “ Risk Factors” beginning on page 9.

THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF  A  BANK  AND  ARE  NOT  INSURED  BY  THE  FEDERAL  DEPOSIT  INSURANCE  CORPORATION, BY ANY OTHER GOVERNMENTAL AGENCY, OR OTHERWISE.

PRICE $25 PER PREFERRED SECURITY

	Price to Public(1)	Underwriting Discounts and Commissions(1)	Proceeds to BFC Capital Trust II(1)

Per Preferred Security	$25		$$25

Total	$25,000,000		$$25,000,000

(1)	Because the trust will use all of the proceeds from the sale of the preferred securities and its common securities to purchase junior subordinated debentures of BancFirst Corporation, BancFirst Corporation will pay all underwriting discounts and commissions, in an amount of up to $ per preferred security, or a total of up to $ ($ if the over-allotment option is exercised in full).

The underwriters have been granted a 30-day option to purchase up to an additional 40,000 preferred securities to cover over-allotments, if any. If the over-allotment option is exercised in full, the total public offering price and the proceeds to the trust will be $26,000,000.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the preferred securities to the purchasers on [date of final prospectus].

Advest, Inc.	Howe Barnes Investments, Inc.

The date of this prospectus is                     , 2004

PROSPECTUS SUMMARY

Because this is a summary, it may not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the documents incorporated by reference in this prospectus, before you invest in the preferred securities of the trust. For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “our” and “us” refer to BancFirst Corporation, and its consolidated subsidiaries, collectively, and the term “BancFirst Corporation” refers to BancFirst Corporation only. As used in this prospectus, “trust” refers to BFC Capital Trust II.

BancFirst Corporation

BancFirst Corporation is an Oklahoma corporation that is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956. We offer a broad range of commercial and consumer banking, trust and investment services, and other financial products and services primarily through BancFirst, an Oklahoma state-chartered bank headquartered in Oklahoma City, Oklahoma. Through our other subsidiaries, including subsidiaries of BancFirst, we also are engaged in insurance and investment activities. At September 30, 2003, we had consolidated total assets of $2.8 billion, total deposits of $2.5 billion and stockholders’ equity of $251 million. Based on total deposits at September 30, 2003, we are the largest state-chartered bank in Oklahoma.

Our strategy focuses on providing a full range of commercial banking services to retail customers and small to medium-sized businesses. We operate 86 banking locations in 44 communities across Oklahoma. These communities include the metropolitan areas of Oklahoma City, Tulsa, Lawton, Muskogee, Norman and Shawnee, as well as other non-metropolitan trade centers. Our market share of total deposits in these principal markets and our total market share for the state of Oklahoma are as follows:

Oklahoma City (which includes Norman and Shawnee)	7.12%
Tulsa	2.49%
Lawton	22.17%
Muskogee	9.94%
State of Oklahoma	5.88%

We operate as a super community bank, managing our community banking offices on a decentralized basis, which permits us to be responsive to local customer needs. Underwriting, funding, customer service and pricing decisions are made by presidents in each market within our operating parameters. We generally have a larger lending capacity, broader product line and greater operational efficiencies than our principal competitors in the non-metropolitan market areas (which typically are independently-owned community banks). In the metropolitan markets we serve, our strategy is to focus on the needs of local businesses that are not served effectively by larger institutions.

We maintain a strong community orientation by, among other things, appointing selected members of the communities in which our branches are located to a local consulting board that assists in introducing prospective customers to us and in developing or modifying products and services to meet customer needs. As a result of the development of broad banking relationships with customers and the convenience and service of our multiple offices, our lending and investing activities are funded almost entirely by core deposits.

In general, each location competes with other commercial banks, savings and loan associations, brokerage firms, personal loan finance companies and credit unions within its respective market areas. The major areas of competition include interest rates charged on loans, interest rates paid on deposits, levels of service charges on deposits, completeness of product line and quality of service.

We also offer trust services and act as executor, administrator, trustee, transfer agent and in various other fiduciary capacities. Our trust services consist primarily of investment management and administration of trusts for individuals, corporations and employee benefit plans. Investment options include collective equity and fixed-income funds managed by our BancTrust division and advised by nationally recognized investment management firms.

Our primary lending activity is the financing of business and industry in our market areas. Our commercial loan customers are generally small to medium-sized businesses engaged in light manufacturing, local wholesale and retail trade, services, agriculture, and the energy industry. Most forms of commercial lending are offered, including commercial mortgages, other forms of asset-based financing and working capital lines of credit. In addition, we offer Small Business Administration-guaranteed loans through BancFirst Commercial Capital, a division established in 1991.

BancFirst Corporation was incorporated in Oklahoma in 1984 as United Community Corporation and changed its name to BancFirst Corporation in 1988. Our corporate headquarters is located at 101 N. Broadway, Oklahoma City, Oklahoma 73102, and our telephone number is (405) 270-1086.

BFC Capital Trust II

The trust is a statutory trust formed under Delaware law. The trust is governed by a trust agreement among BancFirst Corporation, The Bank of New York (Delaware), as Delaware trustee, The Bank of New York, as property trustee (in the case of the amended and restated trust agreement) and the administrative trustees named in the trust agreement. In this prospectus, we refer to such agreement, as amended and restated from time to time, as the “trust agreement.” The trust’s business and affairs are conducted by the property trustee, the Delaware trustee and three individual administrative trustees who are officers of BancFirst Corporation.

The trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and the common securities,

•	using the proceeds from the sale of the preferred securities and the common securities to acquire junior subordinated debentures issued by BancFirst Corporation, and

•	engaging in only those other activities necessary, advisable or incidental to the above purposes.

The sole assets of the trust will be junior subordinated deferrable interest debentures issued by us, which we refer to in this prospectus as the “junior subordinated debentures,” and the sole revenues of the trust will be payments by us under the junior subordinated debentures and an agreement as to expenses and liabilities between us and the trust, which we refer to in this prospectus as the “expense agreement.”

We will own all of the common securities of the trust. The common securities will rank on parity with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon the occurrence and during the continuance of an event of default under the trust agreement resulting from an event of default under the indenture under which the junior subordinated debentures will be issued, our rights as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the preferred securities. See “Description of the Preferred Securities—Subordination of Common Securities to the Preferred Securities.” We will acquire common securities in an aggregate liquidation amount equal to 3% of the total capital of the trust. The trust has a term of 30 years, but may terminate earlier as described under “Description of the Preferred Securities—Redemption.”

The trust’s principal offices are located at 101 N. Broadway, Oklahoma City, Oklahoma 73102 and its telephone number is (405) 270-1086.

THE OFFERING

Preferred Securities Issuer	BFC Capital Trust II

Securities Offered	1,000,000 preferred securities having a liquidation amount of $25 per preferred security. The preferred securities represent preferred undivided beneficial interests in the trust’s assets, which will consist solely of the junior subordinated debentures and payments on the junior subordinated debentures. We have granted the underwriters an option, exercisable within 30 days after the date of the offering, to purchase up to an additional 40,000 preferred securities at the initial offering price, solely to cover over-allotments.

Offering Price	$25 per preferred security (liquidation amount $25).

The Junior Subordinated Debentures	The trust will use the proceeds from the sale of the preferred securities to purchase $25,000,000 aggregate principal amount of our [ ]% junior subordinated debentures due [ ], 2034.

Distributions	The distributions payable on each preferred security:

• will be fixed at a rate per annum of [ ]% of the liquidation amount of $25 per preferred security,

• will be cumulative,

• will accrue from [ ], 2004, the date of issuance of the preferred securities,

• will be payable quarterly in arrears on the 15th day of January, April, July and October of each year, subject to possible deferral as described below, and

• the first distribution date will be April 15, 2004.

The amount of each distribution due on the preferred securities will include amounts accrued through the date the distribution payment is due. We intend to take the position that, for federal income tax purposes, before the occurrence of a distribution extension period a holder will include distributions in income in accordance with its method of accounting for such purposes.

Distribution Extension Periods	If no event of default with respect to the junior subordinated debentures has occurred and is continuing, then we will have the right, at any time, to defer payments of interest on the junior subordinated debentures for a period not exceeding 20 consecutive quarters for any deferral period. No extension period may extend beyond the stated maturity of the junior subordinated debentures. If interest payments on the junior subordinated debentures are deferred, distributions on the preferred securities will also be deferred and you will not receive any cash payments on the scheduled distribution dates. In that event, we will not be permitted, subject to exceptions described in this prospectus, to declare or pay any cash distributions on our capital stock or debt securities that rank on parity with or junior to the junior subordinated debentures.

Currently, we have no debt securities that rank on parity with or junior to the junior subordinated debentures except for $25,000,000 principal amount of our 9.65% Junior Subordinated Deferrable Interest Debentures due 2027, which rank on parity with the junior subordinated debentures. During an extension period, distributions on the junior subordinated debentures will continue to accumulate and interest on the accumulated distributions will also accumulate and be compounded quarterly at a rate of [    ]%. You will be required to accrue income for United States federal income tax purposes during any extension period and thereafter even though you receive no corresponding distribution.

Maturity	The junior subordinated debentures will mature and the preferred securities must be redeemed on [ ], 2034.

Redemption

The trust must redeem the preferred securities when the junior subordinated debentures are paid at maturity, or upon any earlier redemption of the debentures to the extent the debentures are redeemed.

We may redeem the debentures at 100% of their principal amount plus unpaid interest accrued to the date of redemption:

	•	in whole or in part at any time after [5 years from date of issuance], 2009;

	•	in whole at any time, if:

there is a change in existing laws or regulations, or a new official administrative interpretation or application of these laws and regulations, that causes the interest we pay on the debentures to no longer be deductible by us for federal income tax purposes; or the trust becomes subject to federal income tax; or the trust becomes or will become subject to certain other taxes or governmental charges;

there is a change in existing laws or regulations that requires the trust to register as an investment company; or

there is a change in the capital adequacy guidelines adopted by the Board of Governors of the Federal Reserve Board, which we refer to as the Federal Reserve, which results in the preferred securities not being counted as Tier 1 regulatory capital.

Redemption of the debentures prior to maturity will be subject to the prior approval of the Federal Reserve, if approval is then required. If your preferred securities are redeemed by the trust, you will receive the liquidation amount of $25.00 per preferred security, plus any accrued and unpaid distributions to the date of redemption.

Distribution of Junior Subordinated Debentures

We have the right at any time to dissolve the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, and cause the junior subordinated debentures to be distributed to the holders of preferred securities in liquidation of the trust. Prior to dissolving the trust, we must receive approval of the Federal Reserve if the approval is required under applicable capital guidelines or policies of the Federal Reserve.

Guarantee	Taken together, our obligations under the junior subordinated debentures, the indenture, the trust agreement, the expense agreement and the guarantee agreement described below, provide a full, irrevocable and unconditional guarantee of payments by the trust of the distributions and other amounts due on the preferred securities.

Under the guarantee agreement, we guarantee the payment of distributions by the trust and payments on liquidation of or redemption of the preferred securities, but only to the extent that the trust has sufficient funds to make payments on the preferred securities. Our payment obligations under the guarantee agreement are subordinate to the right to payment of our senior debt, as such term is defined in this prospectus. If we do not make payments on the junior subordinated debentures, the trust will not have sufficient funds to make payments on the preferred securities, in which case you will be unable to rely on the guarantee agreement for payment. However, if the trust has insufficient funds to pay distributions on the preferred securities because we have failed to make required payments under the junior subordinated debentures, you would have the right to institute a legal proceeding directly against us to enforce payment of such distributions to you.

Ranking	The preferred securities will rank on parity with, and payments on such securities will be made pro rata with, the common securities of the trust held by us, except as described in this prospectus. Our obligations under the guarantee agreement, the junior subordinated debentures and other documents described in this prospectus are unsecured and rank subordinate and junior in right of payment to all of our current and future senior debt, the amount of which is unlimited. In addition, because we are a holding company, substantially all of our assets consist of the capital stock of our subsidiaries. All of our obligations relating to the securities described in this prospectus will be effectively subordinated to all existing and future liabilities of our subsidiaries.

We may cause additional preferred securities to be issued by new trusts similar to the trust, and there is no limit on the amount of additional securities that may be issued. In this event, the junior subordinated debentures and our guarantee of the payments by the trust will rank on parity with any junior subordinated debentures and guarantee agreement, respectively, issued to any new trusts.

We have previously issued $25 million of preferred securities through BFC Capital Trust I, which used the proceeds of the sale of its preferred securities to purchase subordinated debentures from us. The junior subordinated debentures we sell to BFC Capital Trust II will rank equally with the subordinated debentures sold to BFC Capital Trust I.

Voting Rights	You will generally have limited voting rights relating only to the modification of the preferred securities, the dissolution, winding-up or termination of the trust and certain other matters described in this prospectus.

ERISA Considerations	You should carefully consider the information set forth under “Certain ERISA Considerations.”

Nasdaq National Market Symbol	We have applied to have the preferred securities approved for quotation on the Nasdaq National Market under the symbol “BANFP.”

Use of Proceeds	The trust will invest all of the proceeds from the sale of the preferred securities offered by this prospectus in our junior subordinated debentures. We intend to use the net proceeds from the issuance of the junior subordinated debentures for general corporate purposes, which may include investments in our bank subsidiaries and their subsidiaries to fund their operations and their continued expansion, and to maintain the subsidiary banks’ status as “well capitalized” banks under the guidelines of their regulators. We may also use portions of the net proceeds for other purposes, including, but not limited to, retirement of indebtedness, the possible repurchase of shares of our common stock and acquisitions of, or investments in, bank or permissible non-bank entities by either us or our subsidiary banks.

We expect the preferred securities to qualify as Tier 1 Capital under the capital guidelines of the Federal Reserve as in effect as of the date of this prospectus. See “Risk Factors—Risks Related to an Investment in the Preferred Securities—Recent accounting changes may lead to a regulatory action that would entitle the trust to redeem the preferred securities and may also reduce our consolidated capital ratios” and “Accounting and Regulatory Treatment.”

No Certificates	The preferred securities will be represented by a global certificate that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, “DTC,” or its nominee. This means that you will not receive a certificate for your preferred securities. We expect that the preferred securities will be ready for delivery through DTC on or about [ ], 2004.

RISK FACTORS

Prospective investors should carefully consider the matters set forth under the “Risk Factors” section beginning on page 9.

SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

The following table contains certain selected historical consolidated financial information for BancFirst Corporation on the dates and for the periods indicated. This selected financial information has been derived from, and you should read it in conjunction with, BancFirst Corporation’s audited consolidated financial statements and unaudited interim consolidated financial statements, together with related financial statement footnotes, which are incorporated by reference into this prospectus from BancFirst Corporation’s Form 10-K for the fiscal year ended December 31, 2002 and its Form 10-Q for the period ended September 30, 2003. Results for the nine-month periods are unaudited but in the opinion of management reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results as of the dates and for the periods presented. Results for past periods do not necessarily indicate the results that may be expected for future periods, and results for the nine-month period ended September 30, 2003 do not necessarily indicate the results that may be expected for the entire year ended December 31, 2003.

	At and for the Nine Months Ended September 30,		At and for the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(Dollars in thousands, except per share data)
Income Statement Data
Net interest income	$80,782	$81,917	$109,330	$104,932	$102,335	$93,235	$92,752
Provision for loan losses	2,369	3,623	5,276	1,780	4,045	2,521	2,211
Noninterest income	37,220	33,396	45,212	36,908	29,902	28,707	24,019
Noninterest expense	78,980	73,783	98,380	96,620	87,724	81,453	80,482
Net income	24,061	25,168	33,562	27,961	26,217	23,949	21,550
Balance Sheet Data
Total assets	$2,820,045	$2,808,503	$2,796,862	$2,757,045	$2,570,255	$2,335,807	$2,335,883
Securities	525,520	565,085	565,225	544,291	560,551	596,715	582,649
Total loans (net of unearned interest)	1,801,010	1,785,927	1,814,862	1,717,433	1,666,338	1,455,481	1,338,879
Allowance for loan losses	24,890	23,707	24,367	24,531	25,380	22,548	19,659
Deposits	2,485,459	2,445,620	2,428,648	2,401,328	2,267,397	2,082,696	2,024,800
Long-term borrowings	12,151	31,099	34,087	24,090	26,613	26,392	12,966
Junior Subordinated Debentures	25,000	25,000	25,000	25,000	25,000	25,000	25,000
Stockholders’ equity	250,932	244,286	251,508	223,168	196,958	164,714	201,917
Per Common Share Data
Net income – basic	$3.07	$3.09	$4.12	$3.38	$3.22	$2.79	$2.32
Net income – diluted	3.02	3.05	4.06	3.34	3.19	2.75	2.27
Cash dividends	0.69	0.58	0.80	0.72	0.66	0.58	0.50
Book value	32.11	30.11	30.91	27.02	23.65	20.30	21.73
Tangible book value	29.38	27.42	28.25	24.34	20.63	17.34	19.14

	At and for the Nine Months Ended September 30,		At and for the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(Dollars in thousands, except per share data)
Selected Financial Ratios
Performance ratios (1):
Return on average assets	1.14%	1.23%	1.22%	1.05%	1.10%	1.06%	1.00%
Return on average stockholders’ equity	12.92	14.63	14.33	13.32	14.89	12.96	10.95
Cash dividend payout ratio	22.48	18.77	19.42	21.30	20.50	20.79	21.55
Net interest spread	3.82	3.89	3.87	3.57	3.94	3.87	3.94
Net interest margin	4.25	4.48	4.45	4.44	4.84	4.67	4.83
Efficiency ratio (excluding restructuring charges in 1998)	66.93	63.98	63.66	68.12	66.34	66.80	67.29
Balance Sheet Ratios:
Average loans to deposits	73.32%	73.75%	73.89%	72.12%	73.07%	68.61%	68.83%
Average earning assets to total assets	91.26	90.72	90.82	90.11	90.11	90.11	90.17
Average stockholders’ equity to average assets	8.82	8.41	8.53	7.86	7.38	8.20	9.09
Asset Quality Ratios (1):
Nonperforming and restructured loans to total loans	0.89%	0.74%	0.77%	0.78%	0.73%	0.85%	0.93%
Nonperforming and restructured assets to total assets	0.67	0.59	0.60	0.58	0.56	0.61	0.60
Allowance for loan losses to total loans	1.38	1.33	1.34	1.43	1.52	1.55	1.47
Allowance for loan losses to nonperforming and restructured loans	154.43	179.54	175.16	184.24	207.85	183.47	158.69
Net chargeoffs to average loans	0.10	0.25	0.31	0.16	0.17	0.16	0.14

(1)	Ratios for the nine-month periods have been annualized.

RISK FACTORS

Our business faces significant risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described in the following risks actually occur, our business, financial condition or results of operations could suffer, and the trading price of the preferred securities offered by this prospectus could decline.

Risks Related to Our Business

Adverse changes in economic conditions, especially in the State of Oklahoma, could have a material adverse effect on our business, growth, and profitability.

Our bank subsidiaries operate exclusively within the State of Oklahoma, and as a result, our financial condition, results of operations and cash flows are subject to changes in the economic conditions in such state. Our continued success is largely dependent upon the continued growth of the communities we serve. A decline in the growth of these communities could negatively impact our net income and profitability. Additionally, declines in the economies of these communities and of the State of Oklahoma in general could affect our ability to generate new loans or to receive repayments of existing loans, adversely affecting our financial condition.

Fluctuations in interest rates could reduce our profitability.

We realize income primarily from the difference between interest earned on loans and investments and the interest paid on deposits and borrowings. We expect that we will periodically experience “gaps” in the interest rate sensitivities of our assets and liabilities, meaning that either our interest-earning assets will be more sensitive to changes in market interest rates than our interest-bearing liabilities, or vice versa. Changes in market interest rates could either positively or negatively affect our net interest income and our profitability, depending on the magnitude, direction and duration of the change.

We are unable to predict fluctuations of market interest rates, which are affected by, among other factors, changes in the following:

•	inflation rates;

•	economic growth;

•	money supply;

•	government debt;

•	domestic and foreign financial markets; and

•	political developments, including terrorist acts and acts of war.

Our asset-liability management strategy, which is designed to mitigate our risk from changes in market interest rates, may not be able to mitigate changes in interest rates from having a material adverse effect on our results of operations and financial condition.

If a significant number of customers fail to perform under their loans, our business, profitability, and financial condition would be adversely affected.

As a lender, we face the risk that a significant number of our borrowers will fail to pay their loans when due. If borrower defaults cause losses in excess of our allowance for loan losses, it could have an adverse effect on our business, profitability, and financial condition. We have established an evaluation process designed to determine the adequacy of the allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the establishment of loan losses are dependent to a great extent on our experience and judgment. We cannot assure you, however, that our allowance for loan losses will be sufficient to absorb future loan losses or prevent a material adverse effect on our business, profitability or financial condition.

Competition with other financial institutions could adversely affect our profitability.

We face vigorous competition from banks and other financial institutions, including savings and loan associations, savings banks, finance companies and credit unions. A number of these banks and other financial institutions have substantially greater resources and lending limits, larger branch systems and a wider array of banking services. To a limited extent, we also compete with other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market. This competition may reduce or limit our margins on banking and trust services, reduce our market share and adversely affect our results of operations and financial condition.

The Gramm-Leach-Bliley Act of 1999, which we call the “GLB Act,” has expanded the permissible activities of a bank holding company. The GLB Act allows qualifying bank holding companies to elect to be treated as financial holding companies. A financial holding company may engage in activities that are financial in nature or are incidental or complementary to financial activities. The GLB Act also eliminated restrictions imposed by the Glass-Steagall Financial Services Law, adopted in the 1930s, which prevented banking, insurance and securities firms from fully entering each other’s business. While it is uncertain what the full impact of this legislation will be, it is likely to result in further consolidation in the financial services industry. In addition, removal of these restrictions will likely increase the number of entities providing banking services and thereby create additional competition.

We rely heavily on our management team, and the unexpected loss of key managers may adversely affect our operations.

Our success to date has been strongly influenced by our ability to attract and to retain senior management experienced in banking and financial services. Our ability to retain executive officers and the current management teams of each of our lines of business will continue to be important to successful implementation of our strategies. We do not have employment or non-compete agreements with these key employees. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

We operate in a highly regulated environment and may be adversely affected by changes in federal and state laws and regulations.

We are subject to extensive regulation, supervision and examination by federal and state banking authorities. Any change in applicable regulations or federal or state legislation could have a substantial impact on us and our results of operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations, which could have a material adverse effect on our financial condition and results of operations. Further, regulators have significant discretion and power to prevent or remedy unsafe or unsound practices or violations of laws by banks and bank holding companies in the performance of their supervisory and enforcement duties. The exercise of regulatory power may have a negative impact on our results of operations and financial condition.

There can be no assurance that the integration of our acquisitions will be successful or will not result in unforeseen difficulties that may absorb significant management attention.

Our completed acquisitions, or any future acquisition, may not produce the revenue, earnings or synergies that we anticipated. The process of integrating acquired companies into our business may also result in unforeseen difficulties. Unforeseen operating difficulties may absorb significant management attention, which we might otherwise devote to our existing business. Also, the process may require significant financial resources that we might otherwise allocate to other activities, including the ongoing development or expansion of our existing operations.

If we pursue a future acquisition, our management could spend a significant amount of time and effort identifying and completing the acquisition. If we make a future acquisition, we could issue equity securities which would dilute current stockholders’ percentage ownership, incur substantial debt, assume contingent liabilities, incur a one-time charge or be required to record an impairment of goodwill, or any combination of the foregoing.

Breakdowns in our internal controls and procedures could have an adverse effect on us.

During the quarter ended September 30, 2003, we identified a significant deficiency in our internal controls. The deficiency related to our internal controls on segregation of duties as well as our procedures for reconciling “due from banks” accounts. This deficiency resulted in certain account outages not being fully researched and investigated, and certain receivables from the processing of cash letters and other transactions not being collected on a timely basis. Management has corrected this deficiency by reassigning the preparation, review and approval of the reconciliations, and the posting of general ledger entries, to persons independent of the processing and recording of the transactions to the “due from banks” accounts. Our independent accountants reviewed this deficiency and agreed that it constituted a significant deficiency that rose to the level of a reportable condition. Reportable conditions are defined under generally accepted auditing standards as involving significant deficiencies in the design or operation of a company’s internal controls that could adversely affect the company’s ability to record, process, summarize and report financial data. Other instances of breakdowns in our internal controls and procedures could occur in the future, and any such breakdowns could have an adverse effect on us.

Maintaining or increasing our market share depends on market acceptance and regulatory approval of new products and services.

Our success depends, in part, upon our ability to adapt our products and services to evolving industry standards and consumer demand. There is increasing pressure on financial services companies to provide products and services at lower prices. In addition, the widespread adoption of new technologies, including Internet-based services, could require us to make substantial expenditures to modify or adapt our existing products or services. A failure to achieve market acceptance of any new products we introduce, or a failure to introduce products that the market may demand, could have an adverse effect on our business, profitability, or growth prospects.

We have businesses other than banking.

In addition to commercial banking services, we provide life and other insurance products, as well as other business and financial services. We may in the future develop or acquire other non-banking businesses. As a result of other such businesses, our earnings could be subject to risks and uncertainties that are different from those to which our commercial banking services are subject.

We have a continuing need for technological change.

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations as we continue to grow and expand our market area. Many of our larger competitors have substantially greater resources to invest in technological improvements. As a result, they may be able to offer additional or superior products to those that we will be able to offer, which would put us at a competitive disadvantage. Accordingly, we cannot provide you with assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to our customers.

Recent changes in laws and regulations may cause us to incur additional costs.

Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules recently adopted by the Securities and Exchange Commission and Nasdaq Stock Market, Inc., could cause us to incur increased costs as we evaluate the implications of new rules and respond to new requirements. We continue to evaluate and monitor developments with respect to these new and proposed rules, and we cannot predict or estimate the amount of the additional costs, if any, we may incur or the timing of such costs.

Risks Related to an Investment in the Preferred Securities

If we do not make interest payments under the junior subordinated debentures, the trust will be unable to pay distributions and liquidation amounts on the preferred securities. The guarantee would not apply because the guarantee covers payments only if the trust has funds available.

The trust will depend solely on our payments on the junior subordinated debentures to pay amounts due to you on the preferred securities. Without these payments, the trust will not have sufficient funds to pay distributions or the liquidation amount on the preferred securities. In that case, you will not be able to rely on the guarantee for payment of these amounts because the guarantee only applies if the trust has sufficient funds to make distributions or to pay the liquidation amount. Instead, you or the property trustee will have to institute a direct action against us to enforce the property trustee’s rights under the indenture relating to the junior subordinated debentures.

Payment obligations for our outstanding existing preferred securities will rank equally with our payment obligations on the preferred securities.

In 1997, BFC Capital Trust I, a Delaware statutory trust created by us, issued $25 million in preferred securities. Our obligation to make payments on the debentures for those securities will rank equally with our obligation to make payments on the junior subordinated debentures for the preferred securities issued in this offering. If we have insufficient funds to make payments on the debentures for either class of preferred securities, the trust will not have sufficient funds to fully pay distributions or the liquidation amount on the preferred securities. If we elect to defer payments on the debentures for our existing preferred securities, we must also defer payments on the junior subordinated debentures for the preferred securities in this offering and vice versa.

We must rely primarily on dividends from our bank subsidiaries to make interest payments on the junior subordinated debentures to the trust.

Because we are a holding company, our ability to make payments on the junior subordinated debentures when due will depend primarily on dividends from our bank subsidiaries, including our primary bank subsidiary, BancFirst. The ability of our bank subsidiaries to pay dividends is subject to legal restrictions and the bank’s profitability, financial condition, capital expenditures and other cash flow requirements. We may also borrow additional funds, issue debt instruments, issue and sell shares of preferred stock, or engage in other types of financing activities, in order to increase our capital. Covenants contained in the related loan or financing agreements or other debt instruments could restrict or condition our payment of cash dividends based on various financial considerations or factors.

Regulatory authorities may limit dividends paid to us and thereby our ability to make interest payments on the junior subordinated debentures to the trust.

We cannot assure you that our bank subsidiaries will be able to pay dividends in the future due to regulatory restrictions or that our regulators will not attempt to preclude us from making interest payments on the junior subordinated debentures. Oklahoma banking law requires that cash dividends be paid by a bank only out of retained earnings. We may also be precluded from making interest payments on the junior subordinated debentures by our regulators in order to address any perceived deficiencies in liquidity or regulatory capital levels at the holding company level. Such regulatory action would require us to obtain consent from our regulators prior to paying dividends on our common stock or interest on the junior subordinated debentures. In the event our regulators withheld their consent to our payment of interest on the junior subordinated debentures, we would exercise our right to defer interest payments on the junior subordinated debentures, and the trust would not have funds available to make distributions on the preferred securities during such period.

Our obligation to make interest payments to the trust on the junior subordinated debentures is subordinated to existing liabilities or additional debt we may incur.

Our obligations under the guarantee agreement and the junior subordinated debentures are unsecured and rank subordinate and junior in right of payment to all of our current and future “senior debt,” as that term is defined in the indenture for the junior subordinated debentures. None of the indenture, the guarantee agreement or the trust agreement places any limitation on the amount of secured or unsecured debt, including senior debt, that we or our subsidiaries may incur. Further, those agreements do not limit our ability to issue additional junior subordinated debentures in connection with any future offerings of preferred securities, and such additional debentures would rank on parity with the junior subordinated debentures.

In addition, because we are a holding company, all of our obligations relating to the securities described in this prospectus will be effectively subordinated to all existing and future liabilities of our subsidiaries, including BancFirst, regardless of the ranking or seniority of those liabilities. As separate and distinct legal entities, our subsidiaries have no obligation to pay any amounts due on the junior subordinated debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. The ability of our subsidiaries to pay or make dividends, distributions, loans or advances depends upon their respective earnings and could be subject to contractual restrictions. In addition, various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. As a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures and all of our obligations relating to the preferred securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should look only to our assets, and not those of our subsidiaries, for principal and interest payments on the junior subordinated debentures.

As of September 30, 2003, we had approximately $4 million of senior debt outstanding and our subsidiaries had approximately $30 million of outstanding debt and other liabilities (excluding intercompany liabilities and liabilities of the type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles) to which the junior subordinated debentures would have been effectively subordinated.

See “Description of Junior Subordinated Debentures—Subordination” and “Description of Guarantee Agreement—Status of the Guarantee Agreement.”

The trust has no operations and its ability to pay distributions on the preferred securities is dependent upon our payment of the junior subordinated debentures.

The trust exists for the exclusive purposes of issuing and selling the common securities and the preferred securities, using the proceeds from the sale of the preferred securities and the common securities to acquire the junior subordinated debentures, and engaging in only those other activities necessary, advisable or incidental to the above purposes. As a result, the ability of the trust to pay amounts due on the preferred securities depends solely upon our making payments on the junior subordinated debentures as and when required. As a holding company without significant assets other than its equity interest in its subsidiaries, our ability to pay interest on the junior subordinated debentures to the trust, and consequently, the trust’s ability to pay distributions on the preferred securities and our ability to pay our obligations under the guarantee agreement, depends primarily upon the dividends, distributions, loans or advances we receive from our subsidiaries. As described above, our subsidiaries are not obligated to make dividends, distributions, advances or loans to us and their ability to do so may be subject to contractual and regulatory restrictions.

We have the option to defer interest payments on the junior subordinated debentures for substantial periods.

As long as we are not in default under the indenture relating to the junior subordinated debentures, we may, at one or more times, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters. If we defer interest payments on the junior subordinated debentures, the trust will defer distributions on the preferred securities during any deferral, or extension, period. If we elect to defer payments on the debentures for our existing preferred securities, we must also defer payments on the junior subordinated debentures for the preferred securities in this offering and vice versa.

Prior to the termination of any extension period, we may further extend such extension period so long as that extension does not cause such extension period to exceed 20 consecutive quarters or to extend beyond the stated maturity. Upon the termination of any extension period and the payment of all interest then accrued and unpaid, together with interest thereon at the annual rate of [        ]%, compounded quarterly, to the extent permitted by applicable law, we may elect to begin a new extension period subject to the above requirements. If we comply with the requirements for an extension period, we may elect to begin an extension period an unlimited number of times. See “Description of the Preferred Securities—Distribution Extension Periods” and “Description of Junior Subordinated Debentures—Option to Defer Interest Payment Period.”

If we defer interest payments, you will still be required to recognize the deferred interest amounts as income and will be required to include future interest amounts on an accrual basis.

During an extension period, you will be required to recognize as income for federal income tax purposes the amount approximately equal to the interest that accrues on your proportionate share of the junior subordinated debentures held by the trust in the tax year in which that interest accrues, even though you will not receive these amounts until a later date if you hold the preferred securities until the deferred interest is paid. In addition, if we defer interest payments, you will be required to include future interest amounts on an accrual basis as original issue discount for federal income tax purposes, possibly in advance of the receipt of cash payments of such income.

If you sell your preferred securities during an extension period, you will forfeit the deferred interest amount and only have a capital loss.

You will not receive the cash related to any accrued and unpaid interest from the trust if you sell the preferred securities before the end of any extension period. During an extension period, accrued but unpaid distributions will increase your tax basis in the preferred securities. If you sell the preferred securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

Deferrals of interest payments may increase the volatility of the market price of the preferred securities.

If we defer interest payments, the market price of the preferred securities would likely be adversely affected. The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell the preferred securities during an extension period, you may not receive the same return on investment as someone who continues to hold the preferred securities. Because of our right to defer interest payments, the market price of the preferred securities may be more volatile than the market prices of other securities without a deferral feature.

There are no financial covenants in the indenture and the trust agreement.

The indenture governing the junior subordinated debentures and the trust agreement governing the trust do not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity. The instruments do not protect holders of the junior subordinated debentures or the preferred securities in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the indenture nor the trust agreement limits our ability or the ability of any subsidiary to incur additional indebtedness. Therefore, you should not consider the provisions of these governing instruments as a significant factor in evaluating whether we will be able to comply with our financial obligations under the junior subordinated debentures or the guarantee.

We may redeem some or all of the junior subordinated debentures at any time [on or after five years from date of issuance], 2009, and reduce the period during which you will receive distributions.

We have the option to redeem any or all of the outstanding junior subordinated debentures after [five years from date of issuance], 2009 at 100% of their principal amount plus unpaid interest accrued to the date of redemption. Upon early redemption, you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the preferred securities.

We may redeem all of the junior subordinated debentures at any time upon the occurrence of certain events.

We may redeem all of the junior subordinated debentures before their stated maturity, at 100% of their principal amount plus unpaid interest accrued to the date of redemption, within 90 days after certain occurrences at any time during the life of the trust. These occurrences include adverse tax, investment company or bank regulatory developments. See “Description of the Preferred Securities—Redemption.” Upon early redemption, you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the preferred securities.

Recent accounting changes may lead to a regulatory action that would entitle the trust to redeem the preferred securities and may also reduce our consolidated capital ratios.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which addresses the consolidation rules to be applied to “variable interest entities.” As a result of FIN 46, variable interest entities, such as BFC Capital Trust I and the trust, can no longer be treated as consolidated subsidiaries of the companies that use them to issue preferred securities. Consequently, effective September 30, 2003, we no longer included BFC Capital Trust I as a consolidated subsidiary, and, in accordance with FIN 46, we will not consolidate the trust’s assets and liabilities on our balance sheet.

For regulatory reporting and capital adequacy purposes, the Federal Reserve has indicated that preferred securities issued by variable interest entities such as the trust will continue to constitute Tier 1 capital until further notice. However, given the issues raised by FIN 46, there could be a change to the regulatory capital treatment of preferred securities issued by U.S. bank holding companies. Specifically, it is possible that the Federal Reserve

Board may conclude that preferred securities should no longer be treated as Tier 1 regulatory capital. The Federal Reserve, in reacting to the issuance of the FASB interpretation, has indicated that qualifying preferred securities will continue to be treated as Tier 1 regulatory capital until notice to the contrary is given. If Tier 1 regulatory capital treatment were to be disallowed in the future, we would be able to redeem the junior subordinated debentures, thereby causing a mandatory redemption of the preferred securities pursuant to the special “capital treatment event” redemption described under “Description of the Preferred Securities—Redemption.” Under such circumstances, no additional cash distributions would be paid on the preferred securities after they were redeemed and you would lose whatever future potential income you may have expected to receive as a holder of the preferred securities. Additionally, there would be a reduction in our consolidated capital ratios, as discussed more fully in the section entitled “Accounting and Regulatory Treatment.”

If Tier 1 regulatory capital treatment for our preferred securities were disallowed, there would be a reduction in our consolidated capital ratios. We believe, however, that we would remain “well capitalized” under Federal Reserve Board guidelines.

We can distribute the junior subordinated debentures to you, which may have adverse tax consequences for you and could also adversely affect the liquidity of your investment and the market price of the preferred securities.

We have the right at any time to terminate the trust, subject to prior regulatory approval, and, after satisfaction of liabilities to creditors of the trust as required by applicable law, cause the junior subordinated debentures to be distributed to you in liquidation of the trust. Because you may receive junior subordinated debentures in liquidation of the trust and because distributions on the preferred securities depend upon payments on the junior subordinated debentures, you are also making an investment decision with regard to the junior subordinated debentures and should carefully review all the information regarding the junior subordinated debentures contained in this prospectus.

Under current interpretations of United States federal income tax laws supporting classification of the trust as a grantor trust for tax purposes, a distribution of the junior subordinated debentures to you upon the dissolution of the trust would not be a taxable event to you. Nevertheless, if the trust is classified for United States income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the junior subordinated debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of the junior subordinated debentures upon the dissolution of the trust could be a taxable event to you. Also, the junior subordinated debentures that you may receive if the trust is liquidated may trade at a discount to the price that you paid to purchase the preferred securities.

We expect that the preferred securities will be listed on the Nasdaq National Market. The junior subordinated debentures will not be listed on the Nasdaq National Market or any other exchange or interdealer quotation system. If the trust is terminated and the junior subordinated debentures are distributed to you, we have agreed in the trust agreement to use our best efforts to have the junior subordinated debentures approved for quotation on the Nasdaq National Market or on such other exchange, interdealer quotation system or self-regulatory organization as the preferred securities are then listed. However, since the Nasdaq National Market does not currently list debt securities and the NYSE generally only lists debt securities of currently listed companies, we cannot assure you that we will be able to successfully obtain a listing on either of those two trading systems or at all, which may adversely affect the liquidity of your investment and the market price of the preferred securities.

There is no current public market for the preferred securities and their market prices may be subject to significant fluctuations.

There is currently no public market for the preferred securities. There is no guarantee that the preferred securities will be accepted for listing on the Nasdaq National Market, that an active or liquid trading market will develop for the preferred securities, or that the quotation of the preferred securities will continue on the Nasdaq

National Market. If an active trading market does not develop, the market price and liquidity of the preferred securities will be adversely affected. Even if an active public market does develop, there is no guarantee that the market price for the preferred securities will equal or exceed the price you pay for them. The market price for the preferred securities, and the junior subordinated debentures that you may receive in a distribution, is also likely to decline during any period that we are deferring interest payments on the junior subordinated debentures or during a period of rising interest rates.

You must rely on the property trustee to enforce your rights if there is an event of default under the indenture.

The trust will depend solely upon our making timely payments on the junior subordinated debentures to pay amounts due to you on the preferred securities. If we fail to make payments on the junior subordinated debentures, the trust will be unable to make the related distribution or liquidation payments on the preferred securities to you. If this happens, you will not be able to rely on the guarantee agreement for payment of amounts owed to you.

Additionally, you may not be able to directly enforce your rights against us under the indenture if an event of default occurs. If an event of default occurs under the indenture, you must rely on the enforcement by the property trustee of its rights as holder of the junior subordinated debentures against us. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the property trustee to enforce its rights. If the property trustee does not enforce its rights following an event of default and there is no request by the record holders of the junior subordinated debentures to do so, any record holder may, to the extent permitted by applicable law, take action directly against us to enforce the property trustee’s rights. If an event of default occurs that is attributable to our failure to pay interest or principal on the junior subordinated debentures, or if we default under the guarantee, you may proceed directly against us. You will not be able to exercise directly any other remedies available to the holders of the junior subordinated debentures, unless the property trustee fails to do so.

Our ability to pay interest on the junior subordinated debentures may be adversely impacted if we cannot deduct such interest payments.

Our ability to deduct the interest paid on the junior subordinated debentures depends upon whether the junior subordinated debentures are characterized as debt instruments for federal income tax purposes, taking all the relevant facts and circumstances into account. Our counsel has rendered an opinion to us that the junior subordinated debentures will be treated as debt instruments for federal income tax purposes. In accordance with that opinion of counsel, we will deduct the interest on the junior subordinated debentures for federal income tax purposes. However, the legal opinion is not binding on the tax authorities or the courts. If the interest on the junior subordinated debentures is finally determined not to be deductible by us, we would have significant additional income tax liabilities. Any such tax liability could adversely affect our ability to pay interest on the junior subordinated debentures to the trust, and, consequently, the trust’s ability to pay distributions on the preferred securities and our ability to pay our obligations under the guarantee agreement.

As a holder of preferred securities you have limited voting rights to replace the property trustee and the Delaware trustee.

You will generally have limited voting rights relating only to the modification of the preferred securities, the dissolution, winding-up, termination or liquidation of the trust, and the exercise of the trust’s rights as holder of junior subordinated debentures. You will not be entitled to vote to appoint, remove or replace the property trustee or the Delaware trustee, and such voting rights are vested exclusively in the holder of the common securities except upon the occurrence of certain events described in this prospectus. In no event will you have the right to vote to appoint, remove or replace the administrative trustees as these voting rights are vested exclusively in the holder of the common securities. The property trustee, the administrative trustees and we may amend the trust agreement without your consent to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the trust will not be required to register as an “investment company,” even if such action adversely affects your interests.

The junior subordinated debentures and the preferred securities do not represent deposit accounts and are not insured.

The junior subordinated debentures and the preferred securities do not represent bank deposit accounts and they are not obligations issued or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

We have been unable to obtain the consent of Arthur Andersen LLP to be named in the prospectus as having audited our financial statements and, as a result, you may be unable to recover damages from them.

In June 2002, Arthur Andersen LLP, who we refer to as Arthur Andersen, was convicted of federal obstruction of justice charges in connection with its destruction of documents related to Enron Corp. In order to include audited financial statements in a registration statement, we are required to obtain a consent from the independent public accountants who reported on the financial statements. As a result of Arthur Andersen’s conviction, the accounting firm is no longer in a position to provide consents to include financial statements reported on by them in our registration statement. The reports covering our financial statements for 2001 and 2000 were previously issued by Arthur Andersen and have not been reissued by them. Pursuant to Rule 437(a) under the Securities Act, the SEC has provided temporary relief for companies that are unable to obtain consents from Arthur Andersen, by permitting filings to be made without the written consent of such firm. We filed our registration statement in reliance on this temporary relief provided by the SEC. Because we are unable to obtain a consent from Arthur Andersen, you will be unable to sue such firm under Section 11 of the Securities Act for material misstatements or omissions, if any, in the registration statement and prospectus, including the financial statements covered by their previously issued reports. Moreover, Arthur Andersen ceased operations during 2002. As a result, it is unlikely you would be able to recover damages from Arthur Andersen for any claim against them.

We might not be able to continue to rely on the temporary relief granted by the SEC indefinitely. If the SEC no longer accepts financial statements audited by Arthur Andersen, this may affect our ability to access the public capital markets in the future unless Ernst & Young LLP, our current independent accounting firm, or another independent accounting firm, is able to audit the financial statements originally audited by Arthur Andersen. Any delay or inability to access the capital markets may make it difficult for us to obtain additional funds for working capital, capital expenditures, debt service requirements, acquisitions or general corporate or other purposes, which could have an adverse impact on our business.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements may include, among other things:

•	statements relating to projected growth; leverage strategy; anticipated improvements in earnings, earnings per share, and other financial performance measures; and management’s long term performance goals;

•	statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

•	statements relating to our business and growth strategies, including potential acquisitions and branch openings; and

•	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus. We urge investors to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus. All written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We do not intend, and undertake no obligation, to update these forward-looking statements.

USE OF PROCEEDS

The trust will invest all of the proceeds from the sale of preferred securities and common securities in the junior subordinated debentures. The net proceeds to us from the sale of the junior subordinated debentures relating to the preferred securities are estimated to be $24 million (or $24.9 million, if the underwriters exercise their over-allotment option in full), net of estimated underwriting commissions and other estimated offering expenses. We intend to use the net proceeds for general corporate purposes, including investments in or advances to our bank subsidiaries and their subsidiaries to fund their operations and their continued expansion, and to maintain the subsidiary banks’ status as “well capitalized” banks under the guidelines of their regulators. We may also use portions of the net proceeds for other purposes, including, but not limited to, retirement of indebtedness, the possible repurchase of shares of our common stock and acquisitions of, or investments in, bank or permissible non-bank entities or assets by either us or our subsidiary banks (although no agreements or understandings presently exist with respect to any material acquisitions). The precise amounts and timing of the application of proceeds will depend upon our funding requirements, the funding and capital requirements of our bank subsidiaries, and whether we have funds available from other sources that we can use for any of those purposes.

Pending such uses, we intend to invest the net proceeds in investment-grade obligations and interest-bearing money market instruments.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2002, and for the nine months ended September 30, 2003 and 2002. For purposes of calculating the ratio of earnings to fixed charges, we divided consolidated income, before income taxes, plus fixed charges by fixed charges. Fixed charges consists of:

•	consolidated interest expense, including interest on our indebtedness and including or excluding interest on deposits, as the case may be; and

•	that portion of rental expense which we deem representative of the interest factor.

	Nine Months Ended September 30,				Years Ended December 31,
	2003		2002		2002		2001		2000		1999		1998
Earnings/Fixed Charges:
Excluding interest on deposits	11.85	x	10.53	x	10.67	x	8.27	x	7.38	x	7.69	x	6.98	x
Including interest on deposits	2.44	x	2.01	x	2.06	x	1.56	x	1.50	x	1.57	x	1.50	x

CAPITALIZATION

The following table sets forth our consolidated long-term debt and capitalization as of September 30, 2003 and as adjusted to give effect to the issuance by the trust of approximately $773,196 aggregate liquidation amount of common securities and $25 million aggregate liquidation amount of preferred securities and receipt by us of the proceeds from the corresponding sale of the junior subordinated debentures to the trust. You should read this table in conjunction with our summary of consolidated financial data and audited consolidated financial statements, which are incorporated by reference in this prospectus.

	September 30, 2003
	Actual	As Adjusted
	(Dollars in thousands)
INDEBTEDNESS:
Short-term borrowings	$17,338	$17,338
Long-term borrowings	12,151	12,151
Junior Subordinated Debentures 9.65% of BancFirst Corporation due January 15, 2027	25,000	25,000
Junior Subordinated Debentures % of BancFirst Corporation due , 2034 (1)	—	25,773

Total indebtedness	54,489	80,262

STOCKHOLDERS’ EQUITY:
Common stock, $1.00 par value, 15,000,000 shares authorized 7,815,364 outstanding	7,815	7,815
Capital surplus	60,406	60,406
Retained earnings	171,088	171,088
Accumulated other comprehensive income	11,623	11,623

Total stockholders’ equity	250,932	250,932

Total capitalization	$305,421	$331,194

	September 30, 2003
	Actual	As Adjusted
CAPITAL RATIOS:
Leverage ratio	8.77%	9.66%
Tier 1 capital ratio	12.20%	13.44%
Total capital ratio	13.44%	14.68%

(1)	Excludes the $1,030,928 aggregate principal amount of junior subordinated debentures to be purchased by the trust in the event the underwriters exercise their over-allotment option.

ACCOUNTING AND REGULATORY TREATMENT

Accounting Treatment

Historically, issuer trusts that issued preferred securities have been consolidated by their parent companies and the accounts of such issuer trusts have been included in the consolidated financial statements of such parent companies. However, in January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” or FIN 46, which provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. Under this new guidance, BFC Capital I and the trust in this offering are considered to be variable interest entities that do not satisfy the conditions for consolidation. FIN 46 was effective immediately for interests in variable interest entities acquired after January 31, 2003, and, as originally issued, was effective in the first interim period after June 15, 2003 to interests in variable interest entities acquired before February 1, 2003, such as BFC Capital Trust I. As of October 9, 2003, the FASB deferred compliance with FIN 46 from July 1, 2003 to the first period ending after December 15, 2003 for variable interest entities created prior to February 1, 2003, such as BFC Capital Trust I. However, we adopted FIN 46 on July 1, 2003, as originally issued, and de-consolidated BFC Capital Trust I. The effect of this de-consolidation was to remove the $25,000,000 of 9.65% preferred securities and the related interest expense from our consolidated financial statements, and instead to report the $25,000,000 of 9.65% subordinated debentures we issued to BFC Capital Trust I, and the related interest expense thereon. Similarly, for financial reporting purposes, we will treat the trust as an unconsolidated subsidiary and, instead, report the aggregate principal amount of the junior subordinated debentures we issue to the trust as liabilities, record offsetting assets for the cash and common securities received from the trust in our consolidated balance sheet, and report interest payable on the junior subordinated debentures as an interest expense in our consolidated statements of operations.

Our future reports filed under the Exchange Act will include a note to the financial statements stating that:

•	the trust is an unconsolidated subsidiary;

•	the sole assets of the trust are our junior subordinated debentures (specifying the principal amount, interest rate and maturity date of such junior subordinated debentures); and

•	the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by us of the obligations of the trust under the preferred securities.

The staff of the Securities and Exchange Commission has informally indicated that it will not require the trust to provide separate financial statements and reports under the Exchange Act, by reference to Exchange Act Rule 12h-5, notwithstanding the fact that the trust is not consolidated in our financial statements. Consequently, the trust does not intend to file separate reports under the Exchange Act.

Regulatory Treatment of Preferred Securities

We are required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. Since 1996, it has been the position of the Federal Reserve that certain qualifying amounts of cumulative preferred securities having the characteristics of the preferred securities could be included as Tier 1 regulatory capital for bank holding companies; however, capital received from the sale of such cumulative preferred securities, including the preferred securities, cannot constitute, as a whole, more than 25% of total Tier 1 regulatory capital. We call this the “25% capital limitation.” Amounts in excess of the 25% capital limitation would constitute Tier 2 or supplementary capital. The percentage of our Tier 1 regulatory capital represented by our existing trust preferred securities was 10.19% at September 30, 2003. As adjusted for the issuance of the preferred securities in this offering, the percentage of our Tier 1 regulatory capital represented by the aggregate of our existing trust preferred securities and the preferred securities to be issued in this offering would be 18.5% (18.8% if the over-allotment option is exercised is full). Under these guidelines, we expect that 100% of the preferred securities will be treated as Tier 1 regulatory capital of BancFirst Corporation.

However, the de-consolidation required by FIN 46 could result in a change to the regulatory capital treatment of preferred securities issued by us and other U.S. bank holding companies. Specifically, it is possible that since the issuer trusts will not be consolidated by us pursuant to FIN 46, the preferred securities issued by such issuer trusts would not be considered a minority interest in equity accounts of a consolidated subsidiary and therefore not be accorded Tier 1 regulatory capital treatment by the Federal Reserve. Although the Federal Reserve has indicated in Supervision and Regulation Letter No. 03-13 (July 2, 2003) that preferred securities will be treated as Tier 1 regulatory capital until notice is given to the contrary, the supervisory letter also indicates that the Federal Reserve will review the regulatory implications of any accounting treatment changes and will provide further guidance if necessary or warranted. If Tier 1 regulatory capital treatment were disallowed, there would be a reduction in our consolidated capital ratios. As of September 30, 2003, approximately $25 million in aggregate liquidation amount of preferred securities were outstanding that we treated as Tier 1 regulatory capital for regulatory capital purposes. If all of our outstanding preferred securities at September 30, 2003 were not treated as Tier 1 regulatory capital at that date, our Tier 1 leverage capital ratio would have declined from 8.77% to 7.87%, our Tier 1 risk-based capital ratio would have declined from 12.20% to 10.96%, and our total risk-based capital ratio would have declined from 13.44% to 12.20%. These reduced capital ratios would continue to meet the applicable Federal Reserve capital requirements for a well-capitalized institution. Pending a change in regulatory treatment, the outstanding preferred securities of BFC Capital I and the trust in this offering will be treated as Tier 1 regulatory capital by us.

BFC CAPITAL TRUST II

The trust is a statutory business trust formed under Delaware law pursuant to:

•	the initial trust agreement, dated as of January 27, 2004, executed by us, as depositor, and by the Delaware trustee; and

•	the Certificate of Trust filed with the Secretary of State of the State of Delaware on January 27, 2004.

The initial trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The trust will issue all of the preferred securities to purchasers in the offering as described in this prospectus. We will acquire all of the common securities issued by the trust, which will represent an aggregate liquidation amount equal to at least 3% of the total capital of the trust. The common securities will be equal in right to payments with the preferred securities, except that upon the occurrence and during the continuance of an event of default under the trust agreement resulting from a debenture event of default, our rights as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to your right to payments as a holder of the preferred securities. See “Description of the Preferred Securities—Subordination of Common Securities to the Preferred Securities.”

The trust exists for the purposes of:

•	issuing the preferred securities and common securities representing undivided beneficial interests in its assets,

•	investing the gross proceeds of the preferred securities and the common securities in the junior subordinated debentures issued by us, and

•	engaging in activities that are incidental to the activities described above.

The junior subordinated debentures will be the only assets of the trust and payments under the junior subordinated debentures will be the only revenue of the trust. The trust has a term of 30 years, but may dissolve earlier as provided in the trust agreement. The trust’s principal offices are located at 101 N. Broadway, Oklahoma City, Oklahoma 73102 and its telephone number is (405) 270-1086.

The trustees and the administrators will conduct the affairs of the trust. We will select three individuals who are our employees, officers or affiliates to be the administrators of the trust. The property trustee will be a financial institution that is not our affiliate and will serve as institutional trustee under the trust agreement and as indenture trustee for purposes of compliance with the Trust Indenture Act. Initially, The Bank of New York, a banking corporation organized under the laws of the State of New York, will be the property trustee. The property trustee is the independent trustee whose sole responsibility is to fulfill the obligations specified in the Trust Indenture Act. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will also act as guarantee trustee under the guarantee and as trustee under the indenture. The Delaware trustee will be an entity that maintains its principal place of business in the State of Delaware. The Bank of New York (Delaware), a Delaware banking corporation, will act as Delaware trustee.

The property trustee will hold the junior subordinated debentures for the benefit of the holders of the preferred securities and the common securities and in such capacity will have the power to exercise all rights, powers and privileges under the indenture. The property trustee will also maintain exclusive control of a segregated non-interest-bearing bank account, the property account, to hold all payments made under the junior subordinated debentures for the benefit of the holders of the preferred securities and the common securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the preferred securities and the common securities out of funds from the property account. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities. We, as the holder of all the common securities, will have the right to appoint, remove or replace any trustee and to increase or decrease the number of trustees. We will pay all fees and expenses related to the trust and the offering of the preferred securities and the common securities.

Your rights as a holder of the preferred securities, including economic rights, rights to information and voting rights, are set forth in the trust agreement and the Trust Indenture Act. See “Description of the Preferred Securities.”

The address of the Delaware trustee is The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration, and the telephone number is (302) 283-8079.

The address of the property trustee, the guarantee trustee and the indenture trustee is The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, and the telephone number is (212) 845-5498.

DESCRIPTION OF THE PREFERRED SECURITIES

Because this is a summary of the terms and provisions of the preferred securities and the trust agreement, it may not contain all of the information that may be important to you. You should read the entire trust agreement, including the definitions in that agreement, and the Trust Indenture Act. The form of the trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

Pursuant to the terms of the trust agreement, the administrative trustees on behalf of the trust will issue the preferred securities and the common securities. In this prospectus, we refer to the preferred securities and the common securities collectively as “trust securities.” The preferred securities will represent preferred undivided beneficial interests in the assets of the trust. The preferred securities will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the trust agreement. We will hold all of the common securities of the trust. The only assets of the trust will be the junior subordinated debentures issued by us, and the sole revenues of the trust will be payments by us under the junior subordinated debentures and the expense agreement.

The preferred securities will rank on parity with, and payments will be made on the preferred securities pro rata with, the common securities of the trust except as described under “—Subordination of Common Securities to the Preferred Securities” below. The property trustee will hold legal title to the junior subordinated debentures in trust for the benefit of the holders of the trust securities. The guarantee agreement executed by us for the benefit of the holders of the preferred securities will be a guarantee only on a subordinated basis. The guarantee agreement will not guarantee payment of distributions or amounts payable on redemption of the preferred securities or on liquidation of the preferred securities if the trust does not have funds on hand available to make such payments. See “Description of Guarantee Agreement.”

Distributions

Distributions on the preferred securities will be payable at the annual rate of [        ]% of the stated liquidation amount of $25, payable quarterly in arrears on the 15th day of January, April, July and October of each year, commencing on April 15, 2004, to the holders of preferred securities on the relevant record dates. We refer to each date on which distributions are payable in accordance with the preceding sentence as a distribution date. The amount of each distribution on the preferred securities will include amounts accrued through the date the distribution payment is due. Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the trust on the relevant record date, which will be the date 15 days prior to the relevant distribution date. Distributions will accumulate from the date of original issuance of the preferred securities.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which distributions are payable on the preferred securities is not a business day, payment of the distribution payable on such date will be made on the next business day without any interest or other payment in respect to any such delay, with the same force and effect as if made on the date such payment was originally payable. As used in this prospectus, a “business day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

The funds of the trust available for distribution to you will be limited to payments by us under the junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities. See “Description of Junior Subordinated Debentures.” If we do not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us. See “Description of Guarantee Agreement.”

Distribution Extension Periods

So long as no event of default with respect to the junior subordinated debentures has occurred and is continuing, the indenture permits us to defer the payment of interest on the junior subordinated debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period. No extension period may extend beyond the stated maturity of the junior subordinated debentures. As a consequence of any such election, the trust will defer quarterly distributions, and distributions will not be payable, on the preferred securities during any such extension period. Distributions to which you are entitled will accumulate additional amounts thereon at the rate per annum of [        ]% thereof, compounded quarterly from the relevant distribution date, to the extent permitted under applicable law. The term “distributions” as used in this prospectus includes any such additional accumulated amounts. During any extension period, we may not and shall not allow any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, which includes common and preferred stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities, including other junior subordinated debentures issued under the indenture, that rank on parity with or junior in interest to the junior subordinated debentures;

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary if such guarantee ranks on parity with or junior in interest to the junior subordinated debentures; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or any of the preferred securities.

The prohibitions in the first three bullet points above do not apply to:

•	dividends or distributions in our capital stock, which includes common and preferred stock;

•	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to such plan;

•	payments under the guarantee agreement; and

•	purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers, employees or consultants.

Prior to the termination of any extension period, we may further extend the extension period, so long as the extension does not cause such extension period to exceed 20 consecutive quarters or extend beyond the stated maturity. If any extension period terminates and we pay all amounts then due, subject to the foregoing limitations, we may elect to begin a new extension period. Except as described in this paragraph, there is no limitation on the number of times that we may elect to begin an extension period.

We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

Redemption

Upon the repayment or redemption at any time, in whole or in part, of any junior subordinated debentures, the property trustee is required to use the proceeds from the repayment or redemption to redeem a like amount of the trust securities, upon not less than 30 nor more than 60 days’ notice of a date of redemption, at the redemption price defined below. See “Description of Junior Subordinated Debentures—Redemption.” If less than all of the junior subordinated debentures are to be repaid or redeemed on a redemption date, then the property trustee will allocate the proceeds from the repayment or redemption to the trust securities on a pro rata basis, by such method as the property trustee deems fair and appropriate, and based on liquidation amounts among the trust securities.

The “liquidation amount” is equal to the stated amount of $25 per trust security. The “redemption price” with respect to any trust security is an amount equal to the liquidation amount of such trust security, plus accumulated and unpaid distributions on the trust security to the redemption date.

Subject to Federal Reserve approval, if then required under applicable capital guidelines or policy of the Federal Reserve, we may redeem the junior subordinated debentures:

•	at any time on or after [five years from date of issuance], 2009, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures being redeemed to the date fixed for redemption, plus 100% of the principal amount of the junior subordinated debentures; or

•	at any time, whether occurring before, on or after [five years from date of issuance], 2009, in whole, but not in part, within 90 days following the occurrence of a tax event, an investment company event or a capital treatment event, each as defined below, at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the junior subordinated debentures.

See “Description of Junior Subordinated Debentures—Redemption.”

If a tax event occurs and we do not elect to redeem the junior subordinated debentures and thereby cause a mandatory redemption of the trust securities or to liquidate the trust and cause the junior subordinated debentures to be distributed to you in liquidation of the trust, the trust securities will remain outstanding and additional sums, as described below, may be payable on the junior subordinated debentures.

For purposes of this prospectus, the term “additional sums” means the additional amounts required to be paid by us on the junior subordinated debentures in order that the amount of distributions then due and payable by the trust on the outstanding trust securities of the trust are not reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

For purposes of this prospectus, a “tax event” means the receipt by us and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws or any regulations under such laws of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the original issuance of the preferred securities, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or within 90 days of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of this prospectus, an “investment company event” means the receipt by us and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the original issuance of the preferred securities.

For purposes of this prospectus, a “capital treatment event” means the reasonable determination by us that, as a result of any amendment to, or change, including any prospective change, in, the laws or any regulations thereunder of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of original issuance of the preferred securities, there is more than an insubstantial risk that we will not be entitled to treat the preferred securities, or any substantial portion thereof, as “Tier 1 regulatory capital” or the then equivalent thereof for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us. For a discussion of recent accounting changes that may impact our ability to treat the preferred securities as “Tier 1 regulatory capital,” see the section entitled “Accounting and Regulatory Treatment” above.

Redemption Procedures

The trust will redeem the preferred securities on each redemption date at the redemption price and will use the applicable proceeds from the contemporaneous redemption of the junior subordinated debentures for such redemption. The trust will redeem the preferred securities and the redemption price will be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of the redemption price. See “—Subordination of Common Securities to the Preferred Securities” and “Description of Guarantee Agreement.”

If the property trustee gives a notice of redemption of the preferred securities, then, by 12:00 noon, Eastern time on the redemption date, to the extent funds are available, with respect to preferred securities held in book-entry form, the property trustee will irrevocably deposit with the depositary funds sufficient to pay the aggregate redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to you. See “Book-Entry Issuance.” If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the aggregate redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing your preferred securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any preferred securities called for redemption will be payable to the holders of the preferred securities on the relevant record dates on the applicable distribution dates.

If the trust gives a notice of redemption and the property trustee deposits its funds as required, then upon the date of such deposit, all your rights as a holder of preferred securities called for redemption will cease, except your right to receive the applicable redemption price and any distribution payable on or prior to the redemption date, but without interest, on such redemption date, and such preferred securities will cease to be outstanding. If any date fixed for redemption of such preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding business day, without any interest or other payment in respect of any such delay. If preferred securities are called for redemption and payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us under the guarantee agreement, distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See “Description of Guarantee Agreement.”

If less than all of the trust securities issued by the trust are to be redeemed on a redemption date, then the aggregate redemption price for the trust securities being redeemed will be allocated pro rata to the preferred securities and common securities based upon the relative liquidation amounts of each class. The property trustee will select the particular preferred securities to be redeemed on a pro rata basis, based upon liquidation amounts, not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by the method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the liquidation amount of preferred securities. The property trustee will promptly notify the security registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of preferred securities to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities will relate to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at such holder’s registered address.

Subject to applicable law, including, without limitation, United States federal securities law, and provided we are not then deferring interest payments on the junior subordinated debentures, we may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

Distribution of Junior Subordinated Debentures upon Dissolution of the Trust

We will have the right at any time to dissolve the trust and cause the junior subordinated debentures to be distributed to you in liquidation of the trust. This right is subject to our having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. After the liquidation date fixed for any such distribution of junior subordinated debentures for preferred securities:

•	the preferred securities will no longer be deemed to be outstanding;

•	certificates representing a like amount of junior subordinated debentures will be issued to holders of trust securities certificates upon surrender of such certificates to the administrative trustees or their agent for exchange;

•	we will use our best efforts to have the junior subordinated debentures approved for quotation on the Nasdaq National Market or on such other exchange, interdealer quotation system or self-regulatory organization as the preferred securities are then listed;

•	any preferred securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debentures, accruing interest at the rate provided for in the junior subordinated debentures from the last distribution date on which a distribution was made on the trust securities certificates until the preferred securities certificates are surrendered, and until the preferred securities certificates are surrendered, no payments of interest or principal will be made to holders of junior subordinated debentures represented by the preferred securities certificates; and

•	all rights of securityholders holding trust securities will cease, except the right of those securityholders to receive a like amount of junior subordinated debentures upon surrender of trust securities certificates.

We may exercise our right to dissolve the trust under circumstances where a tax event, a capital treatment event, an investment company event or other undesirable event could be avoided simply by dissolving the trust and causing the junior subordinated debentures to be distributed to you. Under the trust agreement, the trust will automatically dissolve upon expiration of its term and will earlier dissolve on the first to occur of:

•	our bankruptcy, dissolution or liquidation;

•	our written direction, as depositor, to the property trustee to terminate the trust, which direction is optional and, except as described above, wholly within our discretion, as depositor;

•	the redemption of all of the preferred securities as described under “—Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early dissolution occurs as described in the first, second or fourth bullet point above or upon the expiration of the trust, the trustees will liquidate the trust as quickly as they determine possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of such trust securities a like amount of the junior subordinated debentures. For purposes of this prospectus, the term “like amount” means:

•	with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of junior subordinated debentures to be contemporaneously redeemed in accordance with the indenture, allocated to the common securities and to the preferred securities based upon the relative liquidation amounts of the classes, and the proceeds of which will be used to pay the redemption price on the trust securities; and

•	with respect to a distribution of junior subordinated debentures to holders of trust securities in connection with a dissolution or liquidation of the trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such junior subordinated debentures are distributed.

If the property trustee determines that so distributing a like amount of junior subordinated debentures is not practical, the trust will be liquidated, wound-up and terminated by the property trustee in the manner it determines. In that case, such holders will then be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. In this prospectus, we refer to such amount as the liquidation distribution.

If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the preferred securities will be paid on a pro rata basis, based upon liquidation amounts. The holder(s) of the common securities will be entitled to receive liquidation distributions upon any such liquidation pro rata with the holders of the preferred securities, except that if an event of default with respect to the junior subordinated debentures has occurred and is continuing, the preferred securities will have a priority over the common securities.

Under current United States federal income tax law and interpretations and assuming, as set forth in an opinion of counsel to us, that the trust is treated as a grantor trust, a distribution of the junior subordinated debentures should not be a taxable event to you. If there were a change in law, a change in legal interpretation, a tax event or other circumstances, however, the distribution could be a taxable event to the trust and to you. See “Certain Material United States Federal Income Tax Consequences.”

If we elect to dissolve the trust and thereby cause the junior subordinated debentures to be distributed to holders of the preferred securities in liquidation of the trust, we will continue to have the right to shorten the maturity of such junior subordinated debentures, subject to certain conditions. See “Description of Junior Subordinated Debentures—General.”

Subordination of Common Securities to the Preferred Securities

Except as described below, payment of distributions on, and the redemption price of, the preferred securities and common securities, as applicable, will be made pro rata based on the liquidation amounts of the preferred securities and common securities.

If on any distribution date or redemption date an event of default with respect to the junior subordinated debentures has occurred and is continuing:

•	the trust may not make any payment of any distribution, including additional amounts, if applicable, on, or applicable redemption price on, any of the common securities; and

•	the trust may not make any other payment on account of the redemption, liquidation or other acquisition of the common securities;

unless payment in full in cash of all accumulated and unpaid distributions, including additional amounts, if applicable, on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable, including additional amounts, if applicable.

If any event of default occurs under the trust agreement resulting from an event of default with respect to the junior subordinated debentures, we as holder of the common securities will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effect of all such events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf as holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

Any one of the following events that has occurred and is continuing constitutes an event of default under the trust agreement with respect to the preferred securities, whatever the reason for such event of default and whether it is voluntary or involuntary or arises by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default with respect to the junior subordinated debentures; or

•	default by the trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days, unless the failure to make such payment is the result of an extension period; or

•	default by the trust in the payment of any redemption price of any trust security when it becomes due and payable; or

•	default in the performance or breach, in any material respect, of any covenant or warranty of the property trustee in the trust agreement, other than a default or breach in the performance of a covenant or warranty which is addressed in the second or third bullet points above, and continuation of the default or breach for a period of 60 days after notice is given in accordance with the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days of the occurrence of the event.

Within five business days after the occurrence of any event of default under the trust agreement actually known to the property trustee, the property trustee is required to transmit notice of the event of default to the holders of the trust securities, the administrative trustees and us, as depositor, unless such event of default has been cured or waived. The existence of an event of default under the trust agreement does not entitle the holders of the preferred securities to accelerate the maturity of those securities. However, in the case of an event of default with respect to the junior subordinated debentures, the property trustee and the holders of the preferred securities will have the right to accelerate the maturity of the junior subordinated debentures as described below.

We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

If an event of default with respect to the junior subordinated debentures has occurred and is continuing, the preferred securities will have a preference over the common securities upon termination of the trust as described above. See “—Subordination of Common Securities to the Preferred Securities.” Upon an event of default with respect to the junior subordinated debentures, other than with respect to certain events in bankruptcy, insolvency or reorganization, unless the principal of all the junior subordinated debentures has already become due and payable, either the indenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures then outstanding may declare all of the junior subordinated debentures to be due and payable immediately by giving notice in writing to us, and to the indenture trustee if notice is given by holders of the junior subordinated debentures. If the indenture trustee or the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures fail to declare the principal of all of the junior subordinated debentures due and payable upon an event of default with respect to the junior subordinated debentures, the holders of at least 25% in liquidation amount of the preferred securities then outstanding will have the right to declare the junior subordinated debentures immediately due and payable. In either event, payment of principal and interest on the junior subordinated debentures remains subordinated to the extent provided in the indenture. In addition, you have the right in certain circumstances to bring a direct action against us. See “Description of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Preferred Securities.”

If an event of default as a result of certain events in bankruptcy, insolvency or reorganization occurs with respect to the junior subordinated debentures, the junior subordinated debentures will automatically, and without any declaration or other action on the part of the indenture trustee or the holders of the junior subordinated debentures, become immediately due and payable. In such event, payment of principal and interest on the junior subordinated debentures will also remain subordinated to the extent provided in the indenture.

Removal of Trustees

Unless an event of default with respect to the junior subordinated debentures has occurred and is continuing, any of the property trustee, the Delaware trustee or the administrative trustees may be removed at any time by the holder of the common securities. For example, the holder of the common securities may seek to remove such trustees upon a substandard performance or non-performance of their duties or upon a significant increase in a trustee’s fee. If an event of default with respect to the junior subordinated debentures has occurred and is continuing, the property trustee or the Delaware trustee or both of them may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the trust agreement has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees by agreed action of the majority of such trustees may appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If we do not join in such appointment with the majority of the administrative trustees within 15 days of the receipt by us of a request from such trustees to do so, or in case an event of default with respect to the junior subordinated debentures has occurred and is continuing, the property trustee alone will have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, will be the successor of such trustee under the trust agreement, so long as such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state if:

•	such successor entity either (a) expressly assumes all of the obligations of the trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

•	the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization that gives ratings to the preferred securities;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of the trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the trust to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	we own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee agreement.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Guarantee Agreement—Amendments and Assignment” and as otherwise required by law and the trust agreement, you will have no voting rights.

The trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the trust securities,

•	to cure any ambiguity, correct or supplement any provision in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, provided, however, any such amendment may not adversely affect in any material respect the interests of any holder of trust securities; or

•	to modify, eliminate or add to any provisions of the trust agreement to such extent as is necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

Any amendments of the trust agreement will become effective when notice is given to you of the amendment.

Except as described below, the trust agreement may be amended by the administrative trustees and the property trustee with:

•	the consent of holders representing not less than a majority of the aggregate liquidation amount of the outstanding trust securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

The consent of each affected holder of trust securities is required to amend the trust agreement to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any junior subordinated debentures are held by the property trustee, the trustees may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

•	consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee may not give such consent without the prior consent of each holder of the preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the required holders of the preferred securities. The property trustee shall notify each holder of the preferred securities of any notice of default received from the indenture trustee with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of such holders of the preferred securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as other than a grantor trust for United States federal income tax purposes.

Holders of the preferred securities may give any required approval at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of the preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the preferred securities in the manner set forth in the trust agreement.

The trust may redeem and cancel the preferred securities in accordance with the trust agreement without the vote or consent of the holders of the preferred securities.

Even though holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities owned by us, the trustees or any affiliate of BancFirst Corporation or any trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

The preferred securities will be represented by one or more global certificates registered in the name of the depositary, which is initially The Depository Trust Company, or its nominee. Beneficial interests in the preferred securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the depositary. Except as described below, preferred securities in certificated form will not be issued in exchange for the global certificates. See “Book-Entry Issuance.”

A global preferred security will be exchangeable for preferred securities registered in the names of persons other than the depositary or its nominee only if:

•	we notify the trustees that the depositary is unwilling or unable to continue as a depositary for such global security and no successor depositary has been appointed, or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the depositary is required to be so registered to act as such depositary; or

•	in our sole discretion, we elect to terminate the book-entry system through the depositary.

Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in such names as the depositary directs. We expect that such instructions will be based upon directions received by the depositary with respect to ownership of beneficial interests in such global security. If preferred securities are issued in definitive form, they will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices of the securities registrar described below.

Unless and until it is exchanged in whole or in part for the individual preferred securities represented thereby, a global preferred security may not be transferred except as a whole by the depositary to a nominee of the depositary, or by a nominee of the depositary to such depositary or another nominee of such depositary, or by the depositary or any nominee to a successor depositary or any nominee of the successor depositary.

Payments on preferred securities represented by a global preferred security will be made to the depositary for the preferred securities. If preferred securities are issued in definitive form, distributions will be payable, the transfer of the preferred securities will be registrable, and preferred securities will be exchangeable for preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or co-paying agent appointed by the administrative trustees. However, payment of any distribution may be made at the option of the administrative trustees by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance.”

Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts will be designated by the dealers, underwriters or agents with respect to such preferred securities. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. The limits and laws described above may impair the ability to transfer beneficial interests in a global preferred security.

So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the trust agreement governing such preferred securities. Except as provided above, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the trust agreement.

Neither we, the property trustee, any paying agent, nor the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for preferred securities or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a permanent global preferred security, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Participants will be responsible for making these payments to beneficial owners.

Paying Agent

The paying agent for the preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to us and the administrative trustees and property trustee. If the property trustee is no longer the paying agent, the administrative trustees will appoint a successor, which must be a bank or trust company acceptable to the property trustee and us, to act as paying agent.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the preferred securities. Registration of transfers of the preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the preferred securities after such preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than upon the occurrence and during the continuance of an event of default under the trust agreement, undertakes to perform only the duties as are specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If no event of default under the trust agreement has occurred and is continuing and the property trustee must decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the preferred securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities. In taking any such action, the property trustee will have no liability except for its own bad faith or negligence.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

•	the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	the trust will not fail to be classified as a grantor trust for United States federal income tax purposes; and

•	the junior subordinated debentures will be treated as indebtedness of ours for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities. Holders of the preferred securities have no preemptive or similar rights.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The trust agreement and the trust securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

Concurrently with the issuance of the preferred securities, the trust will invest the proceeds of the issuance, together with the consideration paid by us for the common securities, in junior subordinated debentures issued by us with an aggregate principal amount of $25,773,196. The junior subordinated debentures will be issued as unsecured debt under the Junior Subordinated Indenture, dated as of                          , 2004, between us and the indenture trustee, which we refer to as the indenture. The indenture will be qualified under the Trust Indenture Act. Unless and until they are distributed to you in liquidation of the trust, all of the junior subordinated debentures issued and outstanding under the indenture will be owned by the trust.

Because this is a summary of the terms and provisions of the junior subordinated debentures and the indenture, it may not contain all of the information that is important to you. You should read the entire indenture and form of junior subordinated debenture, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

The junior subordinated debentures will bear interest at the annual rate of [        ]% of the principal amount thereof, payable quarterly in arrears on the interest payment dates, which are each 15th day of January, April, July and October of each year, commencing April 15, 2004, to the person in whose name each junior subordinated debenture is registered on the date 15 days prior to the relevant interest payment date whether or not a business day. The amount of each interest payment due on the junior subordinated debentures will include amounts accrued through the date the interest payment is due. We anticipate that, until the liquidation, if any, of the trust, each junior subordinated debenture will be held in the name of the property trustee in trust for the benefit of the holders of the preferred securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next business day, without any interest or other payment in respect of any such delay, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof, to the extent permitted by law, at [        ]% per annum, compounded quarterly. The term “interest” as used in this description includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums, as applicable.

The junior subordinated debentures will mature on [            ], 2034. At any time, we may shorten the maturity date to any date not earlier than [five years from date of issuance], 2009. We refer to the date of maturity on the junior subordinated debentures, as it may be shortened, as the stated maturity. Subject to the prior approval of the Federal Reserve, we may exercise our right to shorten the maturity of the junior subordinated debentures under any circumstance, including to refinance the junior subordinate debentures to obtain a lower interest rate, and under circumstances where a tax event, capital treatment event, investment company event or other undesirable event could be avoided simply by shortening the maturity of the junior subordinated debentures.

If we elect to shorten the stated maturity of the junior subordinated debentures, we must give notice to the indenture trustee, and the indenture trustee must give notice of such shortening to the holders of the junior subordinated debentures no less than 60 days prior to the effectiveness of the shortened stated maturity.

The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all of our senior debt. Because we are a holding company, our right to participate in any distribution of assets of any subsidiaries upon any such subsidiaries’ liquidation or reorganization or otherwise, and thus the ability of holders of the preferred securities to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may ourself be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures should look only to our assets for payments on the junior subordinated debentures. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior debt, whether under the indenture or any existing or other indenture that we may enter into in the future or otherwise. See “—Subordination” below.

Option to Defer Interest Payment Period

So long as no event of default with respect to the junior subordinated debentures has occurred and is continuing, we have the right, at any time during the term of the junior subordinated debentures, to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters. No such extension period may extend beyond the stated maturity. During any extension period, we may make partial payments of interest on any interest payment date. No extension period may end other than on an interest payment date. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest at the annual rate of [        ]%, compounded quarterly, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and holders of junior subordinated debentures will be required to accrue interest income for United States federal income tax purposes. See “Certain Material United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.” Neither our default on any senior debt, nor a default with respect to senior debt resulting in acceleration of the maturity of that debt, constitutes an event of default with respect to the junior subordinated debentures. See “—Debenture Events of Default” below.

During any such extension period, we may not and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, which includes common and preferred stock;

•	make any payment of principal of, or, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities, including other junior subordinated debentures issued under the indenture, that rank on parity with or junior in interest to the junior subordinated debentures;

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary if such guarantee ranks on parity with or junior in interest to the junior subordinated debentures; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or any of the preferred securities.

The prohibitions in the first three bullet points above do not apply to:

•	dividends or distributions in our capital stock, which includes common and preferred stock;

•	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to such plan;

•	payments under the guarantee agreement; and

•	purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers, employees or consultants.

Prior to the termination of any extension period, we may further extend the extension period, so long as the extension does not cause the extension period to exceed 20 consecutive quarters or extend beyond the stated maturity. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, we may elect to begin a new extension period subject to the above requirements. No interest will be due and payable during an extension period, except at the end of the period. We must give the property trustee, the administrative trustees and the indenture trustee notice of our election of any extension period, or an extension of such period, at least one business day prior to the earliest of:

•	the date the distributions on the preferred securities would have been payable but for the election to begin or extend such extension period;

•	the date the administrative trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or any applicable stock exchange or automated quotation system on which the preferred securities are then listed or quoted or to the holders of the preferred securities of the record date; or

•	the date the distributions are payable;

but, in any event, not less than one business day prior to the record date. The indenture trustee will give notice of our election to begin or extend a new extension period to the holders of the preferred securities. Subject to the restrictions described above, the indenture does not limit the number of times that we may elect to begin an extension period.

Distributions on the preferred securities will be deferred by the trust during any extension period. See “Description of the Preferred Securities—Distribution Extension Periods.” For a description of certain federal income tax consequences and special considerations applicable to the junior subordinated debentures during the extension period, see “Certain Material United States Federal Income Tax Consequences.”

Additional Sums

If the trust is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, we will pay as additional amounts on the junior subordinated debentures such amounts as may be required so that the distributions payable by the trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. For purposes of this prospectus, these amounts are called “additional sums.”

Redemption

Subject to our having received prior approval of the Federal Reserve, if required under applicable capital guidelines or policies of the Federal Reserve, we may, at our option, redeem the junior subordinated debentures prior to maturity:

•	on or after [five years from date of issuance], 2009, in whole or in part; or

•	at any time, whether occurring before, on or after [five years from date of issuance], 2009, in whole, but not in part, within 90 days following a tax event, a capital treatment event or an investment company event;

in each case at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the junior subordinated debentures so redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at such holder’s registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such junior subordinated debentures or portions thereof called for redemption.

The junior subordinated debentures will not be subject to any sinking fund.

Restrictions on Certain Payments

If at any time:

•	there has occurred any event of default; or

•	we have given notice of election of an extension period as provided in the indenture with respect to the junior subordinated debentures and have not rescinded such notice, or such extension period, or any extension thereof, is continuing; or

•	while the junior subordinated debentures are held by the trust, we are in default with respect to our payment of any obligation under the guarantee agreement;

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, which includes common and preferred stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities, including other junior subordinated debentures issued under the indenture, that rank on parity with or junior in interest to the junior subordinated debentures;

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary if such guarantee ranks on parity with or junior in interest to the junior subordinated debentures; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or preferred securities.

The prohibitions in the first three bullet points above do not apply to:

•	dividends or distributions in our capital stock, which includes common and preferred stock;

•	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to such plan;

•	payments under the guarantee agreement; and

•	purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers, employees or consultants.

Debenture Events of Default

The indenture provides that any one or more of the following events constitutes an event of default with respect to the junior subordinated debentures:

•	failure for 30 days to pay when due any interest on the junior subordinated debentures when due, including any additional interest in respect of the junior subordinated debentures, subject to the deferral of any due date in the case of an extension period;

•	failure to pay any principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption, by declaration or otherwise;

•	default in the performance or breach, in any material respect, of any covenant contained in the indenture, other than a default or breach of a covenant or warranty which is addressed in the first and second bullet points above, for 90 days after written notice to us from the indenture trustee or to us and the indenture trustee by the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures; or

•	certain events in bankruptcy, insolvency or reorganization of BancFirst Corporation.

The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately if an event of default occurs and is continuing with respect to the junior subordinated debentures, other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization for which acceleration is automatic. If the indenture trustee or such holders of such junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the preferred securities will have that right. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul that declaration and waive the default if the default, other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee. If the holders of the junior subordinated debentures fail to annul that declaration and waive such default, the holders of a majority in aggregate liquidation amount of the preferred securities will have that right.

If an event of default with respect to the junior subordinated debentures with respect to certain events in bankruptcy, insolvency or reorganization occurs, the junior subordinated debentures will automatically, and without any declaration or other action on the part of the indenture trustee or the holders of the junior subordinated debentures, become immediately due and payable. In such event, payment of principal and interest on the junior subordinated debentures will also remain subordinated to the extent provided in the indenture.

The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures affected thereby may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except:

•	a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee; or

•	a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each affected holder of each outstanding junior subordinated debenture.

We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

Subordination

In the indenture, we have covenanted and agreed that any junior subordinated debentures issued under the indenture will be subordinate and junior in right of payment to all senior debt to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full in cash, or other payment satisfactory to the holders of senior debt, of all amounts due and owing or to become due, on such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt, including any amounts due upon acceleration, before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or interest or premium, if any, in respect of the junior subordinated debentures may be made if a default, beyond any applicable grace period, has occurred and is continuing in any payment with respect to senior debt or an event of default with respect to any senior debt occurs and is continuing that permits the holders of the senior debt to accelerate the maturity thereof.

As a result of these subordination provisions, in the event of our bankruptcy or reorganization, holders of senior debt may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors.

For purposes of this prospectus “debt” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of that person for money borrowed;

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

•	every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person;

•	all indebtedness of that person whether incurred on or prior to the date of the indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to in the bullet points above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of and premium, if any, and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on any of our debt, whether incurred on or prior to the date of the indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt which is on parity with, or subordinated to, the junior subordinated debentures. Senior debt does not include:

•	any of our debt which, when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

•	any debt of ours to any of our subsidiaries;

•	debt to any employee of ours;

•	any other debt securities issued pursuant to the indenture; and

•	any debt outstanding under our 9.65% Junior Subordinated Deferrable Interest Debentures.

As of September 30, 2003, we had approximately $4 million of senior debt outstanding and our subsidiaries had approximately $30 million of outstanding debt and other liabilities (excluding intercompany liabilities and liabilities of the type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles) to which the junior subordinated debentures would have been effectively subordinated.

The indenture places no limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.

Denominations, Registration and Transfer

The junior subordinated debentures will be represented by global certificates registered in the name of the depositary, which will initially be The Depository Trust Company, or its nominee. Beneficial interests in the junior subordinated debentures will be shown on, and transfers thereof will be effected only through, records maintained by the depositary. Except as described below, junior subordinated debentures in certificated form will not be issued in exchange for the global certificates. See “Book-Entry Issuance.”

Unless and until a global subordinated debenture is exchanged in whole or in part for the individual junior subordinated debentures it represents, it may not be transferred except as a whole by the depositary for such global subordinated debenture to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.

A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security, or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the depositary is required to be so registered to act as such depositary, and in each case no successor depositary has been appointed within 90 days;

•	there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures; or

•	in our sole discretion, we determine that such global security is so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in such names as the depositary directs. We expect that such instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security. If junior subordinated debentures are issued in definitive form, they will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

If junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount, at the corporate office of the indenture trustee, or at the offices of any paying agent or transfer agent appointed by us.

We will appoint the indenture trustee as securities registrar under the indenture. Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the securities registrar. We may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in the place of payment. We may at any time designate additional transfer agents with respect to the junior subordinated debentures.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Global Subordinated Debentures

Upon the issuance of the global subordinated debenture, and the deposit of such global subordinated debenture with or on behalf of the depositary, the depositary for such global subordinated debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual junior subordinated debentures represented by such global subordinated debenture to the accounts of persons that have accounts with such depositary, which are called participants. Ownership of beneficial interests in a global subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global subordinated debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. The limits and laws described above may impair the ability to transfer beneficial interests in a global subordinated debenture.

So long as the depositary for a global subordinated debenture, or its nominee, is the registered owner of such global subordinated debenture, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated debentures represented by such global subordinated debenture for all purposes under the indenture governing such junior subordinated debentures. Except as provided below, owners of beneficial interests in a global subordinated debenture will not be entitled to have any of the individual junior subordinated debentures represented by such global subordinated debenture registered in their names, will not receive or be entitled to receive physical delivery of any such junior subordinated debentures in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal of and interest on individual junior subordinated debentures represented by a global subordinated debenture registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global subordinated debenture representing such junior subordinated debentures. Neither we, the indenture trustee, any paying agent, nor the securities registrar for such junior subordinated debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global subordinated debenture representing such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent global subordinated debenture representing the junior subordinated debentures, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global subordinated debenture as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global subordinated debenture held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

Payment and Paying Agents

Payment of principal of and any interest on the junior subordinated debentures will be made at the office of the indenture trustee, except that at our option payment of any interest may be made:

•	except in the case of global junior subordinated debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register; or

•	by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

Payment of any interest on junior subordinated debentures will be made to the person in whose name such junior subordinated debenture is registered at the close of business on the regular record date for such interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures. Any moneys deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of or interest on the junior subordinated debentures and remaining unclaimed for two years after such principal or interest has become due and payable will, at our request, be repaid to us and the holder of such junior subordinated debenture may thereafter look, as a general unsecured creditor, only to us for payment thereof.

Modification of Indenture

From time to time we and the indenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, if any such action does not adversely affect the interests of the holders of the outstanding junior subordinated debentures or the outstanding preferred securities in any material respect;

•	qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act; or

•	entering into any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

The indenture permits us and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures. However, no such modification may, without the consent of the holder of each outstanding junior subordinated debenture affected thereby, except to the extent permitted in connection with the deferral of interest payment dates during an extension period, or the shortening of the stated maturity to a date not earlier than the first date we have a right to redeem the junior subordinated debentures:

•	change the stated maturity of the junior subordinated debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon;

•	reduce the percentage of principal amount of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture; or

•	modify the provisions of the indenture with respect to the subordination of the junior subordinated debentures in a manner adverse to the holders thereof.

Further, so long as any of the preferred securities remain outstanding:

•	no modification of the indenture may be made that adversely affects the holders of such preferred securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any event of default with respect to the junior subordinated debentures or compliance with any covenant under the indenture may be effective;

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding preferred securities unless and until the principal of the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. Where a consent under the indenture would require the consent of each holder of junior subordinated debentures, the property trustee may not give its consent without the prior consent of each holder of preferred securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default with respect to the junior subordinated debentures has occurred and is continuing and arises from our failure to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable, you may institute a legal proceeding directly against us for enforcement of payment to you of the principal of or interest on such junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your preferred securities. We refer to this proceeding in this prospectus as a “direct action.” We may not amend the indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities outstanding. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the indenture to set-off any payment made by us to a holder of preferred securities in connection with a direct action.

You will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of the Preferred Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The indenture provides that we shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor person is a corporation, limited liability company, partnership, trust or other business entity organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes our obligations on the junior subordinated debentures issued under the indenture;

•	immediately after giving effect thereto, no event of default with respect to the junior subordinated debentures, and no event which, after notice or lapse of time or both, would become an event of default with respect to the junior subordinated debentures, shall have occurred and be continuing; and

•	certain other conditions set forth in the indenture are met.

The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

The indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the indenture trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are called for redemption within one year and we deposit or cause to be deposited with the indenture trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect, except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers’ certificates and opinions of counsel described therein, and we will be deemed to have satisfied and discharged the indenture.

Covenants of BancFirst Corporation

We will covenant in the indenture, as to the junior subordinated debentures, that so long as no event of default with respect to the junior consolidated debenture has occurred and is continuing, if and so long as:

•	the trust is the holder of all such junior subordinated debentures;

•	a tax event in respect of the trust has occurred and is continuing; and

•	we have not redeemed the junior subordinated debentures or dissolved the trust;

then we will pay to the trust any applicable additional sums on the trust securities.

We will also covenant in the indenture:

•	to maintain, directly or indirectly, 100% ownership of the common securities of the trust, provided that certain successors which are permitted pursuant to the indenture may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate the trust, except upon prior approval of the federal regulators of BancFirst Corporation if then so required under applicable capital guidelines or policies of such regulators, and except (a) in connection with a distribution of junior subordinated debentures to the holders of the preferred securities in liquidation of the trust or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the trust agreement; and

•	to use reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Governing Law

The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

The indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

BOOK-ENTRY ISSUANCE

General

The Depository Trust Company, which we refer to as DTC, will act as securities depositary for all of the preferred securities and the junior subordinated debentures. The preferred securities and the junior subordinated debentures will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. One or more fully-registered global certificates will be issued for the preferred securities and the junior subordinated debentures and will be deposited with DTC.

Each actual purchaser of the preferred securities, to whom we refer as a beneficial owner, must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the preferred securities or the junior subordinated debentures.

DTC is a limited purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of preferred securities within the DTC system must be made by or through direct participants, which will receive a credit for the preferred securities on DTC’s records. The ownership interest of each actual purchaser of each preferred security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities. Transfers of ownership interests in the preferred securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in preferred securities, except if use of the book-entry-only system for the preferred securities is discontinued.

DTC will have no knowledge of the actual beneficial owners of the preferred securities. DTC’s records reflect only the identity of the direct participants to whose accounts the preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we and the trust assume no responsibility for the accuracy thereof. Neither we nor the trust have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the preferred securities or junior subordinated debentures. If less than all of the preferred securities or the junior subordinated debentures are being redeemed, DTC will determine by lot or pro rata the amount of the preferred securities of each direct participant to be redeemed.

Although voting with respect to the preferred securities or the junior subordinated debentures is limited to the holders of record of the preferred securities or junior subordinated debentures, as applicable, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to preferred securities or junior subordinated debentures. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such preferred securities or junior subordinated debentures are credited on the record date, identified in a listing attached to the omnibus proxy.

Distribution of Funds

Distribution payments on the preferred securities or the junior subordinated debentures will be made by the relevant trustee to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless the depositary has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, the trust or BancFirst Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositaries and Termination of Book-Entry System

DTC may discontinue providing its services as securities depositary with respect to any of the preferred securities or the junior subordinated debentures at any time by giving reasonable notice to the relevant trustee and BancFirst Corporation. If a successor securities depositary is not obtained, definitive preferred securities or junior subordinated debenture certificates representing such preferred securities or junior subordinated debentures are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depositary. In either event, definitive certificates for such preferred securities or junior subordinated debentures will be printed and delivered.

DESCRIPTION OF GUARANTEE AGREEMENT

We will enter into the guarantee agreement concurrently with the issuance of the preferred securities for the benefit of the holders of the preferred securities. The Bank of New York will act as guarantee trustee under the guarantee agreement for the purposes of compliance with the Trust Indenture Act, and the guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities.

Because this is a summary of some provisions of the guarantee agreement, it may not contain all of the information that may be important to you. You should read the entire guarantee agreement, including the definitions in that agreement, and the Trust Indenture Act. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in this prospectus, the guarantee payments, as such term is defined below, to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments, which we refer to as the “guarantee payments,” with respect to the preferred securities, to the extent not paid or made by on behalf of the trust, will be subject to the guarantee agreement:

•	any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds on hand available therefor at such time;

•	the redemption price with respect to any preferred securities called for redemption, to the extent that the trust has funds on hand available therefor at such time; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, unless the junior subordinated debentures are distributed to holders of the preferred securities, the lesser of (a) the liquidation distribution as defined in the trust agreement and (b) the amount of assets of the trust remaining available for distribution to holders of preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

We may satisfy our obligation to make a guarantee payment by making direct payment of the required amounts to you or by causing the trust to pay those amounts to you.

If we do not make interest payments on the junior subordinated debentures held by the trust, the trust will not be able to pay distributions on the preferred securities and will not have funds legally available for that purpose. The guarantee agreement will rank subordinate and junior in right of payment to all of our senior debt. See “—Status of the Guarantee Agreement” below. The guarantee agreement does not limit the incurrence or issuance by us of other secured or unsecured debt, including senior debt, whether under the indenture, any other indenture that we may enter into in the future, or otherwise. We expect to incur additional indebtedness in the future, including indebtedness constituting senior debt, although we have no specific plans in this regard presently, and neither the indenture nor the trust agreement limits the amounts of the obligations that we may incur.

Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of the creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.

Status of the Guarantee Agreement

The guarantee agreement will constitute an unsecured obligation of BancFirst Corporation and will rank subordinate and junior in right of payment to all senior debt in the same manner as the junior subordinated debentures.

The guarantee agreement will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee agreement without first instituting a legal proceeding against any other person or entity. The guarantee trustee will hold the guarantee agreement for the benefit of the holders of the preferred securities. The guarantee agreement will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of the junior subordinated debentures.

Amendments and Assignment

Except with respect to any changes which do not adversely affect the rights of holders of the preferred securities in any material respect, in which case no vote will be required, the guarantee agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. All guarantees and agreements contained in the guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the preferred securities then outstanding.

Events of Default

An event of default under the guarantee agreement will occur upon our default on any of our payment or other obligations under that agreement if, except with respect to a default in payment of any guarantee payments, we received notice of default and have not cured such default within 90 days of the receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee agreement or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee agreement. You may institute a legal proceeding directly against us to enforce your rights under the guarantee agreement without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee agreement.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee agreement, undertakes to perform only those duties as are specifically set forth in the guarantee agreement. While an event of default with respect to the guarantee agreement exists, the guarantee trustee must exercise the rights and powers vested in it by the guarantee agreement and use the same degree of care and skill in exercising those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the preferred securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee Agreement

The guarantee agreement will terminate and be of no further force and effect upon the earliest of:

•	full payment of the redemption price of all of the preferred securities;

•	full payment of the amounts payable upon liquidation of the trust; or

•	distribution of junior subordinated debentures to the holders of the preferred securities.

The guarantee agreement will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or the guarantee agreement.

Governing Law

The guarantee agreement will be governed by and construed in accordance with the laws of the State of New York.

EXPENSE AGREEMENT

Pursuant to the expense agreement entered into by us under the trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, including, without limitation, expenses relating to the offering of the trust securities and any expenses the property trustee may incur relating to the enforcement of the rights of the holders of the preferred securities or the junior subordinated debentures pursuant to the trust agreement and the indenture, respectively, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be. The expense agreement may be enforced against us by any person or entity to whom the trust is or becomes indebted or liable.

RELATIONSHIP AMONG THE PREFERRED SECURITIES,

THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE AGREEMENT

Full and Unconditional Guarantee

We will guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions as and to the extent set forth under “Description of Guarantee Agreement.” Taken together, our obligations under the junior subordinated debentures, the indenture, the trust agreement, the expense agreement and the guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the preferred securities. If and to the extent that we do not make payments on the junior subordinated debentures, the trust will not pay distributions or other amounts due on the preferred securities. The guarantee agreement does not cover payment of distributions when the trust does not have sufficient funds to pay those distributions. In that event, your remedy is to institute a legal proceeding directly against us for enforcement of payment of your distributions. Our obligations under the guarantee agreement are subordinate and junior in right of payment to all senior debt.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the preferred securities and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of preferred securities; and

•	the trust agreement provides that the trust will not engage in any activity that is not consistent with its limited purposes.

Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make under the indenture to the extent we have previously made, or are concurrently on the date of such payment making, a payment under the guarantee agreement.

Enforcement Rights of Holders of the Preferred Securities Under the Guarantee Agreement

You may institute a legal proceeding directly against us to enforce your rights under the guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A default or event of default under any senior debt would not constitute a default or event of default under the trust agreement. However, in the event of payment defaults under, or defaults that permit the acceleration of, senior debt, the subordination provisions of the indenture provide that no payments may be made in respect of the junior subordinated debentures until such senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Failure to make required payments on the junior subordinated debentures constitutes an event of default under the trust agreement.

Limited Purpose of the Trust

The preferred securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing and selling the trust securities, using the proceeds from the sale of the trust securities to acquire the junior subordinated debentures, and engaging in only those activities necessary, advisable or incidental to the above purposes. A principal difference between the rights of a holder of the preferred securities and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on junior subordinated debentures held, while a holder of the preferred securities is entitled to receive distributions from the trust, or from us under the guarantee agreement, if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the liquidation of the junior subordinated debentures, the holders of preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See “Description of the Preferred Securities—Distribution of Junior Subordinated Debentures upon Dissolution of the Trust.” Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the guarantee agreement and have agreed to pay for all costs, expenses and liabilities of the trust, other than the trust’s obligations to the holders of its preferred securities, the positions of a holder of the preferred securities and a holder of junior subordinated debentures relative to the positions of our other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Fulbright & Jaworski L.L.P., our special tax counsel, to whom we refer in this prospectus as tax counsel, the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the preferred securities. Unless otherwise stated, this summary does not address tax consequences to subsequent purchasers of preferred securities and deals only with preferred securities held as capital assets by United States persons, as defined below, who purchase the preferred securities upon original issuance at their original offering prices, and references to “you” in this summary refer to such persons. As used in this prospectus, a “United States person” means a person that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust or if the trust has made a valid election to be treated as a United States person.

If a partnership holds preferred securities, the tax treatment of a partner of such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold preferred securities and partners in such partnerships should consult their tax advisor as to the specific United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities.

The tax treatment of holders may vary depending on their particular situation. This summary does not address all of the tax consequences that may be relevant to a particular holder or to holders of preferred securities who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, United States expatriates, former long-term residents of the United States, tax-exempt investors or investors that hold preferred securities as part of a hedge, straddle, constructive sale, conversion or other risk reduction transaction. In addition, this summary does not include any description of alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of preferred securities. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Internal Revenue Code, the Treasury regulations promulgated under the Internal Revenue Code and administrative and judicial interpretations of the Internal Revenue Code and Treasury regulations, as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect.

The following discussion does not address the tax consequences that may be relevant to persons that are not United States persons, which we refer to as “non-United States persons.” Non-United States persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of preferred securities.

The authorities on which this summary is based are subject to various interpretations, and the opinions of counsel are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Internal Revenue Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

You should consult your own tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the preferred securities, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the Trust

In connection with the issuance of the preferred securities, tax counsel is of the opinion that the trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for federal income tax purposes you will be treated as owning an undivided beneficial interest in the junior subordinated debentures. Accordingly, you will be required to include in your gross income your pro rata share of the interest income, including original issue discount, that is paid or accrued on the junior subordinated debentures. See “Interest Income and Original Issue Discount” below.

Classification of the Junior Subordinated Debentures

Tax counsel is of the opinion that the junior subordinated debentures will be classified for United States federal income tax purposes as our indebtedness under current law. By accepting a preferred security, you agree to treat the junior subordinated debentures as indebtedness and the preferred securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures. We cannot assure you that the Internal Revenue Service will not challenge this position, or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the junior subordinated debentures will be classified for United States federal income tax purposes as our indebtedness.

Interest Income and Original Issue Discount

Tax counsel is of the opinion that, except in the case of the occurrence of an extension period, stated interest on the junior subordinated debentures will be included in income by a holder of preferred securities at the time such interest is paid or accrued in accordance with the holder’s regular method of tax accounting. If we exercise our right to defer payments of interest on the junior subordinated debentures during an extension period, tax counsel is of the opinion that a holder will commence reporting interest income with respect to the junior subordinated debentures under the original issue discount rules of the Internal Revenue Code. Such opinion is based, in part, on our determination that we do not presently intend to exercise the deferral right, and accordingly, that the possibility of our deferring the payment of interest on the junior subordinated debentures is remote. This determination also is based, in part, on the consequences that would result from our exercise of the deferral right, as described further under the heading “Description of the Preferred Securities—Distribution Extension Periods.”

We intend to take the position for tax reporting purposes that, under the applicable Treasury regulations, the junior subordinated debentures will not be considered to have been issued with “original issue discount,” which we refer to as OID, within the meaning of Section 1273(a) of the Internal Revenue Code. If, however, we exercise our right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will become OID instruments at such time, and you will be required to accrue the stated interest on the junior subordinated debentures on a daily basis during the extension period, even though we will not pay such interest until the end of the extension period, and even though you may be using the cash method of tax accounting. Moreover, the junior subordinated debentures will thereafter be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the extension period, you would be required to include the stated interest on the junior subordinated debentures in income on a daily economic accrual basis, regardless of your method of tax accounting and possibly in advance of receipt of the cash attributable to such interest income.

Applicable Treasury regulations relating to the treatment of interest on the junior subordinated debentures have not been interpreted by any court decisions or addressed in any rulings or other pronouncements of the Internal Revenue Service in the context of debt instruments with terms similar to those of the junior subordinated debentures, and it is possible that the Internal Revenue Service could take a position contrary to the conclusions set forth in this prospectus. If the Internal Revenue Service asserted successfully that the stated interest on the junior subordinated debentures was OID regardless of whether we exercise our right to defer payments of interest on the junior subordinated debentures, you would be required to include such stated interest in income on a daily economic accrual basis possibly in advance of the receipt of cash payments with respect to that OID.

Since income on the preferred securities will constitute interest for United States federal income tax purposes, corporate holders of preferred securities will not be entitled to a dividends-received deduction with respect to any interest income required to be included in income. Further, non-corporate holders will not be entitled to preferential rates applicable to certain corporate dividends.

Distribution of Junior Subordinated Debentures to Holders of Preferred Securities

Under current law, assuming that the trust is treated as a grantor trust for tax purposes, a distribution by the trust of the junior subordinated debentures as described under the caption “Description of the Preferred Securities—Distribution of Junior Subordinated Debentures upon Dissolution of the Trust” will be non-taxable and will result in you receiving directly your pro rata share of the junior subordinated debentures previously held indirectly through the trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis you had in your preferred securities before such distribution. If, however, the liquidation of the trust were to occur because the trust is subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures as a result of a tax event or otherwise, the distribution of junior subordinated debentures to you by the trust would be a taxable event to the trust and to you, and you would recognize gain or loss as if you had exchanged your preferred securities for the junior subordinated debentures you received upon the liquidation of the trust. In either case, you would recognize interest income with respect to junior subordinated debentures received from the trust in the manner described above under “Interest Income and Original Issue Discount,” possibly, in the latter case, subject to adjustment to reflect acquisition premium.

Sales or Redemption of Preferred Securities

Gain or loss will be recognized by you on a sale of preferred securities (including a redemption for cash) in an amount equal to the difference between the amount realized and your adjusted tax basis in the preferred securities sold or so redeemed. If we do not exercise our right to defer payment of interest on the junior subordinated debentures, your “adjusted tax basis” in the preferred securities will generally equal your initial purchase price. If we defer payment of interest, your adjusted tax basis will equal your initial purchase price increased by any OID previously included in your gross income to the date of disposition and decreased by payments received on the preferred securities after we exercise our right to defer payment of interest and prior to the date of disposition. Gain or loss recognized by you on preferred securities will be capital gain or loss, and will be long-term capital gain or loss if you held the preferred securities for more than one year on the date of disposition. Long-term capital gains of individuals generally are subject to tax at a lower tax rate than the tax rate applicable to ordinary income. The deduction of capital losses is subject to certain limitations. You should consult your tax advisor regarding the treatment of capital gains and losses.

Amounts attributable to accrued interest with respect to your pro rata share of the junior subordinated debentures not previously included in income will be taxable as ordinary income, and, therefore, will not be includible in the amount realized upon the sale or redemption of the preferred securities.

Backup Withholding Tax and Information Reporting

Interest paid or, if applicable, any OID accrued on the preferred securities held by United States persons, other than corporations and other holders of preferred securities who are exempt from “backup withholding,” will be reported to the Internal Revenue Service. Backup withholding (currently at a rate of 28%) will apply to payments of interest to non-exempt United States persons unless the holder of preferred securities furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a holder under the backup withholding rules should generally be allowed as a credit against such holder’s United States federal income tax liability if the required information is furnished to the Internal Revenue Service. For taxable years beginning after December 31, 2010, the backup withholding rate is scheduled to be increased to 31%.

Possible Tax Law Changes Affecting the Preferred Securities

Certain administrative and legislative proposals have contained proposed tax law changes that would, among other things, generally deny certain issuers a deduction for interest with respect to certain long-term debt obligations that are not shown as indebtedness on the issuer’s applicable consolidated balance sheet. Although these proposed tax law changes have not been enacted into law, there can be no assurance that such tax law changes will not be implemented by future legislation, which may adversely affect the federal income tax deductibility of interest payable on the junior subordinated debentures and trigger a tax event and possibly a redemption of the preferred securities.

The Internal Revenue Service may also challenge the deductibility of interest paid on the junior subordinated debentures, which, if such challenge were sustained, would trigger a tax event and possibly a redemption of the preferred securities. Accordingly, there can be no assurance that a tax event will not occur.

The summary provided above is included as general information only. You should consult your own tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the preferred securities, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in United States federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, should consider the fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the preferred securities. Such fiduciary should consider whether the investment satisfies ERISA’s diversification and prudence requirements, whether the investment constitutes an unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the code prohibit a wide range of transactions, which we refer to as prohibited transactions, involving the assets of a plan subject to ERISA, the assets of an individual retirement account or plan subject to Section 4975 of the code, or any entity in which such a plan invests whose assets are deemed “plan assets.” We refer to such plans or entities as an “ERISA plan,” and persons who have certain specified relationships to the ERISA plan, as “parties in interest,” within the meaning of ERISA, and “disqualified persons,” within the meaning of the code. Prohibited transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

Governmental plans and certain church plans, each as defined under ERISA, are not subject to the prohibited transactions rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the preferred securities. Any fiduciary of such a governmental or church plan considering an investment in the preferred securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

Trust Assets as “Plan Assets”

The Department of Labor has issued final regulations, which we refer to as plan asset regulations, as to what constitutes assets of an employee benefit plan, which we refer to as plan assets under ERISA. The plan asset regulations provide that, as a general rule, when an ERISA plan acquires an equity interest in an entity and such interest does not represent a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA plan asset includes both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that the equity interest is a “publicly offered security.”

For purposes of the plan asset regulations, a “publicly offered security” is a security that is:

•	“freely transferable;”

•	part of a class of securities that is “widely held;” and

•	sold to an ERISA plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days, or such later time as may be allowed by the Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The preferred securities will be registered under the Securities Act and the Exchange Act within the time periods specified in the plan asset regulations.

The plan asset regulations provide that a security is “widely held” only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. We expect the preferred securities to be “widely held” upon the completion of the offering.

The plan asset regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The plan asset regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering of the preferred securities, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that any restrictions imposed on the transfer of the preferred securities are limited to the restrictions on transfer generally permitted under the plan asset regulations and are not likely to result in the failure of the preferred securities to be “freely transferable.”

An ERISA plan should not acquire or hold the preferred securities if our underlying assets will be treated as the assets of such ERISA plan. However, we believe that under the plan asset regulations, the preferred securities should be treated as “publicly offered securities” and, accordingly, our underlying assets should not be considered to be assets of any ERISA plan investing in the preferred securities.

Effect of Plan Asset Status

ERISA generally requires that the assets of an ERISA plan be held in trust and that the trustee, or an investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the ERISA plan. As discussed above, our assets under current law do not appear likely to be assets of the ERISA plans receiving preferred securities as a result of the offering. However, if our assets were deemed to be assets of the ERISA plans under ERISA, certain of our directors and officers might be deemed fiduciaries with respect to the ERISA plans that invest in us and the prudence and other fiduciary standards set forth in ERISA would apply to them and to all investments.

If our assets were deemed to be plan assets, transactions between us and parties in interest or disqualified persons with respect to the investing ERISA plan could be prohibited transactions unless a statutory or administrative exemption is available. In addition, investment authority would also have been improperly delegated to such fiduciaries, and, under certain circumstances, ERISA plan fiduciaries who make the decision to invest in the preferred securities could be liable as co-fiduciaries for actions taken by us that do not conform to the ERISA standards for investments under Part 4 of Title I of ERISA.

Prohibited Transactions

We and/or any of our affiliates may be a party in interest or a disqualified person with respect to an ERISA plan investing in the preferred securities, and therefore, such investment by an ERISA plan may give rise to a prohibited transaction such as a direct or indirect extension of credit by the investing ERISA plan to us and/or any of our affiliates. Consequently, before investing in the preferred securities, any person who is, or who is acquiring such securities for, or on behalf of, an ERISA plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the preferred securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the code which may be available to an ERISA Plan which is investing in the preferred securities include:

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	PTCE 95-60, regarding investments by insurance company general accounts.

We refer to the exemptions described in the bullet points above as ERISA investor exemptions.

Notwithstanding the foregoing, preferred securities may not be acquired by any person who is, or who in acquiring such preferred securities is using the assets of, an ERISA plan unless one of the ERISA investor exemptions or another applicable exemption is available to the ERISA plan. The acquisition of the preferred securities by any person who is, or who in acquiring such preferred securities is using the assets of, an ERISA plan will be deemed to constitute a representation by such person to us that such person is eligible for exemptive relief available pursuant to one or more of the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of such preferred securities and will not result in an non-exempt prohibited transaction.

The discussion in this prospectus of ERISA is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering an investment in the preferred securities should consult with its legal advisors regarding the consequences of such investment and consider whether the ERISA plan can make the representations noted above.

UNDERWRITERS

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus, the underwriters named below (the “underwriters”) have severally agreed to purchase, and the trust has agreed to sell to them, severally, the respective number of preferred securities set forth opposite their respective names below:

Name	Number of Preferred Securities
Advest, Inc.

Howe Barnes Investments, Inc.

Total	1,000,000

The underwriters are offering the preferred securities subject to their acceptance of the securities from the trust and subject to prior sale. The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the preferred securities is conditioned upon the delivery of legal opinions by their counsel. The several underwriters are obligated to purchase all the preferred securities if any preferred securities are purchased.

The underwriters initially propose to offer the preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may also offer the preferred securities to securities dealers at a price that represents a concession not in excess of $[            ] per preferred security, except with respect to sales of up to 28% of the preferred securities if such sales are directed by us, in which case the commission will be $            per preferred security. The underwriters may allow, and dealers may reallow, a concession not in excess of $[            ] per preferred security to certain other dealers. After the initial offering of the preferred securities, the offering price and other selling terms may from time to time be changed by the underwriters.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of the underwriting agreement, to purchase up to an additional 40,000 preferred securities at the public offering price. To the extent that the underwriters exercise such option, we will be obligated, pursuant to the option, to sell such preferred securities to the underwriters. The underwriters may exercise such option only to cover over-allotments made in connection with the sale of the preferred securities offered in this prospectus. If purchased, the underwriters will offer these additional preferred securities on the same terms as those on which the $25,000,000 aggregate liquidation amount of the preferred securities is being offered.

Because the proceeds from the sale of the preferred securities will be used to purchase the junior subordinated debentures issued by us, the underwriting agreement provides that we will pay to the underwriters as compensation for their services $           per preferred security, or $              in the aggregate ($              if the over-allotment option is exercised in full).

We and the trust have agreed that, without the prior written consent of Advest, Inc., we and they will not, for a 30-day period beginning on the date of the underwriting agreement, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any preferred securities, or securities existing into, or exchangeable into, or exercisable for preferred securities, any junior subordinated debentures, or any debt securities substantially similar to the junior subordinated debentures, or any equity securities substantially similar to the preferred securities (except for junior subordinated debentures and the preferred securities offered pursuant to this prospectus).

Prior to this offering, there has been no public market for the preferred securities. The trust has applied to list the preferred securities on the Nasdaq National Market. In order to meet one of the requirements for listing the preferred securities on the Nasdaq National Market, the underwriters intend to sell preferred securities to a minimum of 400 beneficial holders in lots of 100 preferred securities or more. If the listing is approved, trading of the preferred securities on the Nasdaq National Market is expected to commence within 30 days after they are first issued. The underwriters have advised the trust that they presently intend to make a market in the preferred securities prior to the commencement of trading on the Nasdaq National Market. The underwriters are not obligated to make a market in the preferred securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the preferred securities.

We and the trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

In order to facilitate the offering of the preferred securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the preferred securities. Specifically, the underwriters may over-allot in connection with the offering, creating a naked short position in the preferred securities for their own accounts. The underwriters must close out any naked short position by purchasing preferred securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the preferred securities in the open market after pricing that could adversely affect investors who purchase preferred securities in the offering. As an additional means of facilitating the offering of preferred securities, the underwriters may bid for and purchase these preferred securities in the open market to stabilize the price of these preferred securities. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the preferred securities in the offering, if the syndicate repurchases previously distributed preferred securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the preferred securities above independent market levels or prevent or retard a decline in the market price of the preferred securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

It is expected that delivery of the preferred securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the fifth business day following the date of the pricing of the preferred securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade preferred securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the preferred securities initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

We will pay all expenses associated with the offer and sale of the preferred securities. We estimate that such expenses, excluding underwriters’ discounts and commissions, will be $232,000.

VALIDITY OF SECURITIES

Certain legal matters will be passed upon by Day, Edwards, Propester & Christensen, P.C., Oklahoma City, Oklahoma, counsel to BancFirst Corporation and the trust. Certain matters of Delaware law relating to the validity of the preferred securities, the enforceability of the trust agreement and the formation of the trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special counsel to BancFirst Corporation and the trust. Certain legal matters in connection with this offering will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, New York, New York. Day, Edwards, Propester & Christensen, P.C. and Gibson, Dunn & Crutcher LLP will rely on the opinion of Richards, Layton & Finger, P.A., as to certain matters of Delaware law. Matters relating to United States federal income tax considerations specifically discussed in this prospectus will be passed upon for us and the trust by Fulbright & Jaworski L.L.P., Dallas, Texas, special counsel to BancFirst Corporation and the trust.

EXPERTS

The consolidated financial statements of BancFirst Corporation appearing in our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our financial statements for the years ended December 31, 2001 and 2000, which are included or incorporated by reference in this prospectus, were audited by Arthur Andersen LLP, independent accountants, who have ceased operations. Arthur Andersen expressed an unqualified opinion on those financial statements in their report dated March 25, 2002. The report of Arthur Andersen is a copy of a report previously issued by such firm. Arthur Andersen has not reissued its report, nor has it furnished an updated consent with respect to the incorporation by reference of those financial statements into the registration statement of which this prospectus is a part. Arthur Andersen has ceased practice before the Securities and Exchange Commission. This lack of consent may limit your ability to recover damages from Arthur Andersen under Section 11 of the Securities Act for any omissions to state a material fact required to be stated in such financial statements or necessary to make the statements therein not misleading.

We changed certifying accountants from Arthur Andersen to Ernst & Young LLP effective June 14, 2002. On June 14, 2002, Arthur Andersen was dismissed as our principal accountant. Arthur Andersen’s report on the financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our board of directors. During the two years ended December 31, 2001 and subsequent interim periods prior to such change in accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the two years ended December 31, 2001 and subsequent interim periods prior to such change in accountants, there have occurred none of the “reportable events” listed in Item 304(a)(1)(v)(A-D) of Regulation S-K. We have requested and received from Arthur Andersen the letter required by Item 304(a)(3) of Regulation S-K (and filed the same as Exhibit 16 to our report on Form 8-K filed on June 21, 2002), and we state that Arthur Andersen agrees with the statements made by us in this prospectus in response to Item 304(a)(1) of Regulation S-K.

AVAILABLE INFORMATION

We and the trust have jointly filed with the Securities and Exchange Commission, which we refer to as the “Commission,” a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the offering of the securities offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the address set forth below. Statements made in this prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to a copy of such document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by BancFirst Corporation can be inspected and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a web site (http://www.sec.gov) at which reports, proxy and information statements and other information regarding the Company may be accessed.

No separate financial statements of the trust have been included or incorporated by reference in this prospectus. We do not consider that such financial statements would be material to you because the trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets our junior subordinated debentures and issuing the trust securities. See “Prospectus Summary—BFC Capital Trust II,” “Description of the Preferred Securities,” “Description of Junior Subordinated Debentures” and “Description of Guarantee Agreement.” In addition, we do not expect that the trust will be filing reports under the Exchange Act with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We and the trust incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we and the trust have previously filed with the Commission.

These documents contain important information about us and our financial condition.

BancFirst Corporation SEC Filings (File No. 0-14384 )	Period
Annual Report on Form 10-K (including the portions of the Proxy Statement for BancFirst Corporation’s 2003 Annual Meeting of Stockholders incorporated by reference therein)	Year ended December 31, 2002, as filed on March 31, 2003

Current Report on Form 8-K	Filed on August 19, 2003

Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2003 as filed on May 15, 2003; for the quarter ended June 30, 2003 as filed on August 14, 2003; for the quarter ended September 30, 2003, as filed on November 14, 2003

Description of preferred securities on Form 8-A/A	Filed on February , 2004

All documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering under this document shall also be deemed to be incorporated in this prospectus by reference, except that we are not incorporating any information from any future filed documents furnished under either Item 9 or Item 12 of any Current Report on Form 8-K.

You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

BancFirst Corporation

101 N. Broadway

Oklahoma City, OK 73102

Attn: Randy Foraker, Executive Vice-President

(405) 270-1086

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

You should rely only on the information contained or incorporated by reference in this prospectus. The trust and BancFirst Corporation have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus. The trust and BancFirst Corporation are offering to sell the preferred securities, and are seeking offers to buy the preferred securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus may be accurate only on the date of this prospectus.

$25,000,000

BFC Capital Trust II

        % Cumulative Trust Preferred Securities

(Liquidation Amount $25.00 per Preferred Security)

fully and unconditionally guaranteed

on a subordinated basis, as described herein, by

BancFirst Corporation

PROSPECTUS

Advest, Inc.

Howe Barnes Investments, Inc.

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$3,295
NASD fee	3,100
Nasdaq fees	10,000
Trustees’ fees and expenses	12,000
Legal fees and expenses	125,000
Blue Sky fees and expenses	5,000
Accounting fees and expenses	30,000
Printing and mailing expenses	40,000
Miscellaneous expenses	3,000

Total	$231,395

All of the above items except the registration fee and NASD fee are estimated.

Item 15. Indemnification of Directors and Officers.

Oklahoma General Corporation Act

Section 1006(B)(7) of the General Corporation Act of the State of Oklahoma (the “OGCA”) authorizes a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director’s fiduciary duty of care, including acts constituting gross negligence. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty to the corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or executing any transaction from which the director obtained an improper personal benefit.

Section 1031 of the OGCA empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit. Further, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein.

An indemnification can be made by the corporation only upon a determination made in the manner prescribed by the statute that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the OGCA. The indemnification provided by the OGCA shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the OGCA shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

BancFirst Corporation’s Charter And Bylaw Provisions

BancFirst Corporation’s Amended and Restated Certificate of Incorporation (i) limits its directors’ liability for monetary damages to the Registrant and its shareholders for breach of fiduciary duty except under the circumstances outlined in Section 1006(B)(7) of the OGCA as described above, (ii) provides for elimination or limitation of liability to the fullest extent permitted should the OGCA be amended to authorize corporation action further eliminating or limiting the personal liability of directors and (iii) provides for indemnification to the fullest extent permitted by Section 1031 of the OGCA.

Other Arrangements

BancFirst Corporation maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring BancFirst Corporation, under certain circumstances, in the event that indemnification payments are made by BancFirst Corporation to such directors and officers.

The Amended and Restated Trust Agreement will provide for indemnification of the Delaware Trustee and each of the administrative trustees by BancFirst Corporation against any loss, damage, claims, liability, penalty or expense of any kind incurred by the trustees in connection with the performance of their duties or powers under the agreement in a manner reasonably believed by the trustee to be within the scope of its authority under the agreement, except that none of these trustees will be so indemnified for any loss, damage or claim incurred by reason of such trustee’s gross negligence, bad faith or willful misconduct. Similarly, the agreement provides for indemnification of the Property Trustee, except that the Property Trustee is not indemnified from liability for its own negligent action, negligent failure to act or willful misconduct. Under the agreement, BancFirst Corporation agrees to advance those expenses incurred by any trustee in defending any such claim, demand, action, suit or proceeding.

Item 16. Exhibits.

(a)	Exhibits
	1.1 *	Form of Underwriting Agreement.

	4.1	Form of Junior Subordinated Indenture.

	4.2	Form of Junior Subordinated Debenture.

	4.3	Certificate of Trust of BFC Capital Trust II.

	4.4	Trust Agreement of BFC Capital Trust II dated as of January 27, 2004.

	4.5	Form of Amended and Restated Trust Agreement of BFC Capital Trust II.

Exhibits
4.6	Form of Trust Preferred Certificate of BFC Capital Trust II (included as Exhibit D to Exhibit 4.5 of this Registration Statement).

4.7	Form of Guarantee Agreement.

4.8	Form of Agreement as to Expenses and Liabilities (included as Exhibit C to Exhibit 4.5 of this Registration Statement).

4.9	Form of Common Securities Certificate of BFC Capital Trust II (included as Exhibit B to Exhibit 4.5 of this Registration Statement).

5.1*	Opinion and Consent of Day, Edwards, Propester and Christensen, Professional Corporation.

5.2*	Opinion and Consent of Richards, Layton & Finger, P.A.

8.1*	Opinion and Consent of Fulbright & Jaworski L.L.P., special tax counsel to the Registrant, as to certain federal income tax matters.

12.1	Statements regarding Computation of Ratios.

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Day, Edwards, Propester & Christensen, P.C. (included in Exhibit 5.1 above).

23.3*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).

23.4*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1 above).

24.1	A power of attorney is set forth on the signature page of the Registration Statement.

25.1	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Subordinated Indenture.

25.2	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement.

25.3	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Preferred Securities Guarantee Agreement.

*	To be filed by amendment.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of BancFirst Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BancFirst Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 30, 2004.

BANCFIRST CORPORATION

By:	/s/ DAVID E. RAINBOLT
Name: David E. Rainbolt
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe T. Shockley, Jr. and Randy P. Foraker, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 30, 2004 in the capacities indicated:

Name	Title

/s/ H. E. RAINBOLT H. E. Rainbolt	Chairman of the Board of Directors

/s/ DAVID E. RAINBOLT David E. Rainbolt	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ JOE T. SHOCKLEY, JR. Joe T. Shockley, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RANDY P. FORAKER Randy P. Foraker	Executive Vice President and Chief Risk Officer (Principal Accounting Officer)

/s/ MARION C. BAUMAN Marion C. Bauman	Director

/s/ DENNIS L. BRAND Dennis L. Brand	Director

Name	Title

C. L. Craig, Jr.	Director

William H. Crawford	Director

/s/ JAMES R. DANIEL James R. Daniel	Director

/s/ K. GORDON GREER K. Gordon Greer	Director

/s/ ROBERT A. GREGORY Robert A. Gregory	Director

/s/ JOHN C. HUGON John C. Hugon	Director

/s/ WILLIAM O. JOHNSTONE William O. Johnstone	Director

J. Ralph McCalmont	Director

/s/ T. H. MCCASLAND, JR. T. H. McCasland, Jr.	Director

/s/ MELVIN MORAN Melvin Moran	Director

/s/ RONALD J. NORICK Ronald J. Norick	Director

Paul B. Odom, Jr.	Director

/s/ DAVID E. RAGLAND David E. Ragland	Director

G. Rainey Williams, Jr.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BFC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 30, 2004.

BFC CAPITAL TRUST II
(Co-Registrant)

By:	BANCFIRST CORPORATION
As Depositor

/s/ DAVID E. RAINBOLT
Name: David E. Rainbolt
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1 *	Form of Underwriting Agreement.

4.1	Form of Junior Subordinated Indenture.

4.2	Form of Junior Subordinated Debenture.

4.3	Certificate of Trust of BFC Capital Trust II.

4.4	Trust Agreement of BFC Capital Trust II dated as of January 27, 2004.

4.5	Form of Amended and Restated Trust Agreement of BFC Capital Trust II.

4.6	Form of Trust Preferred Certificate of BFC Capital Trust II (included as Exhibit D to Exhibit 4.5 of this Registration Statement).

4.7	Form of Guarantee Agreement.

4.8	Form of Agreement as to Expenses and Liabilities (included as Exhibit C to Exhibit 4.5 of this Registration Statement).

4.9	Form of Common Securities Certificate of BFC Capital Trust II (included as Exhibit B to Exhibit 4.5 of this Registration Statement).

5.1*	Opinion and Consent of Day, Edwards, Propester and Christensen, Professional Corporation

5.2*	Opinion and Consent of Richards, Layton & Finger, P.A.

8.1*	Opinion and Consent of Fulbright & Jaworski L.L.P., special tax counsel to the Registrant, as to certain federal income tax matters.

12.1	Statements regarding Computation of Ratios.

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Day, Edwards, Propester & Christensen, P.C. (included in Exhibit 5.1 above).

23.3*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).

23.4*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1 above).

24.1	A power of attorney is set forth on the signature page of the Registration Statement.

25.1	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Subordinated Indenture.

25.2	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement.

25.3	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Preferred Securities Guarantee Agreement.

*	To be filed by amendment.